Exhibit 99.1

Execution Counterpart

U.S. $1,000,000,000

5-YEAR REVOLVING CREDIT AGREEMENT

Dated as of March 23, 2005

Among

UNION PACIFIC CORPORATION,

as Borrower

THE BANKS PARTY HERETO,

as Banks

J.P. MORGAN SECURITIES INC.,

as Sole Lead Arranger

and Sole Bookrunner

BANK OF AMERICA, N.A.,

CITIBANK, N.A.,

as Co-Syndication Agents

CREDIT SUISSE FIRST BOSTON,

BNP PARIBAS,

as Co-Documentation Agents

and

JPMORGAN CHASE BANK, N.A.

as Administrative Agent

TABLE OF CONTENTS

		Page
ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.	Certain Defined Terms	1
SECTION 1.02.	Computation of Time Periods	10
SECTION 1.03.	Accounting Terms	10

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES
AND SPECIAL RATE LOANS

SECTION 2.01.	The Contract Advances; Special Rate Loans	10
SECTION 2.02.	Making the Contract Advances	11
SECTION 2.03.	The Auction Advances	12
SECTION 2.04.	Conversion and Continuation of Contract Borrowings	14
SECTION 2.05.	Fees	16
SECTION 2.06.	Optional Reduction of the Commitments	16
SECTION 2.07.	Repayment of Advances and Special Rate Loans; Prepayment	16
SECTION 2.08.	Interest	17
SECTION 2.09.	Interest Rate Determination	18
SECTION 2.10.	Alternate Rate of Interest	18
SECTION 2.11.	Increased Costs; Increased Capital	18
SECTION 2.12.	Additional Interest on Eurodollar Rate Advances	19
SECTION 2.13.	Change in Legality	20
SECTION 2.14.	Payments and Computations	20
SECTION 2.15.	Taxes on Payments.	21
SECTION 2.16.	Sharing of Payments, Etc.	23
SECTION 2.17.	Removal of a Bank	23

ARTICLE III

CONDITIONS OF LENDING

SECTION 3.01.	Conditions Precedent to Initial Borrowing	24
SECTION 3.02.	Conditions Precedent to Each Borrowing	25

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01.	Representations and Warranties of the Borrower	25

Schedule I	List of Commitment Amounts
Schedule II	List of Existing Mortgages

Exhibit A-1	Form of Notice of Contract Borrowing
Exhibit A-2	Form of Notice of Auction Borrowing
Exhibit B	Form of Assignment and Acceptance
Exhibit C	Form of Opinion of Counsel for the Borrower
Exhibit D	Form of Opinion of Counsel to the Administrative Agent

ii

REVOLVING CREDIT AGREEMENT, dated as of March 23, 2005, among UNION PACIFIC CORPORATION, a Utah corporation (the “Borrower”), the banks listed on the signature pages hereof and any other banks which from time to time become parties hereto pursuant to Section 2.17 or 8.07 of this Agreement (all such banks being referred to herein collectively as the “Banks”), and JPMORGAN CHASE BANK, N.A., as agent for the purposes hereinafter provided (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the Banks hereunder.

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Adjusted CD Rate” means, for each Adjusted CD Rate Advance comprising part of the same Contract Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the sum of (a) a rate per annum equal to the product of (i) the Fixed CD Rate in effect for the Interest Period then applicable to such Advance and (ii) 1.00 plus the Domestic Reserve Percentage, plus (b) the Assessment Rate. For purposes hereof, the term “Fixed CD Rate” shall mean the arithmetic average (rounded upwards, if necessary, to the next 1/100 of 1%) of the prevailing rates per annum bid at or about 10:00 a.m. (New York City time) to each Reference Bank on the first Business Day of the Interest Period then applicable to such Contract Borrowing by three New York City negotiable certificate of deposit dealers of recognized standing for the purchase at face value of negotiable certificates of deposit of such Reference Bank in a principal amount approximately equal to such Reference Bank’s portion of such Contract Borrowing and with a maturity comparable to such Interest Period.

“Adjusted CD Rate Advance” means a Contract Advance that bears interest based on the Adjusted CD Rate.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent, copies of which completed by the Banks shall be made available to the Borrower by the Administrative Agent promptly after receipt thereof by the Administrative Agent.

“Advance” means any Contract Advance or Auction Advance.

“Agreement” means this Agreement, as amended, modified and supplemented from time to time, including, without limitation, any such supplement in respect of Auction Advances under Section 2.03(a)(v).

“Alternate Base Rate” means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. “Base CD Rate” shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) 1.00 plus the Domestic Reserve Percentage and (b) the Assessment Rate. “Three-Month

5-YEAR CREDIT AGREEMENT (2005)

Secondary CD Rate” shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of such Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m. (New York City time) on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

“Alternate Base Rate Advance” means a Contract Advance which bears interest computed at the Alternate Base Rate.

“Applicable Fee Percentage” means, on any date, the percentage set forth below opposite the Category with respect to which the Applicable Margin is determined on such date:

Category	Applicable Fee Percentage
Category 1	0.08%

Category 2	0.09%

Category 3	0.11%

Category 4	0.15%

Category 5	0.175%

Category 6	0.225%

“Applicable Lending Office” means, with respect to each Bank, such Bank’s Domestic Lending Office in the case of an Alternate Base Rate Advance, such Bank’s CD Lending Office in the case of an Adjusted CD Rate Advance, such Bank’s Eurodollar Lending Office in the case of a Eurodollar Rate Contract Advance and, in the case of an Auction Advance, the office or affiliate of such Bank notified by such Bank to the Borrower and the Administrative Agent as such Bank’s Applicable Lending Office with respect to such Auction Advance.

“Applicable Margin” means, with respect to Adjusted CD Rate Advances and Eurodollar Rate Contract Advances on any date, the applicable percentage set forth below for such Type of Advance under the caption “Applicable Margin” based upon the ratings applicable on such date to the Borrower’s senior, unsecured, non-credit-enhanced long term indebtedness for borrowed money (“Index Debt”):

	Applicable Margin
Ratings	Adjusted CD Rate Advances	Eurodollar Rate Contract Advances
Category 1
Equal to or higher than A by S&P; or Equal to or higher than A2 by Moody’s	0.345%	0.22%

Category 2
Equal to A- by S&P; or Equal to A3 by Moody’s	0.435%	0.31%

Category 3
Equal to BBB+ by S&P; or Equal to Baa1 by Moody’s	0.515%	0.39%

Category 4
Equal to BBB by S&P; or Equal to Baa2 by Moody’s	0.60%	0.475%

Category 5
Equal to BBB- by S&P; or Equal to Baa3 by Moody’s	0.70%	0.575%

Category 6
Equal to or lower than BB+ by S&P; and Equal to or lower than Ba1 by Moody’s	0.90%	0.775%

For purposes of the foregoing, (i) if neither Moody’s nor S&P shall have in effect a rating for Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then both such rating agencies will be deemed to have established ratings for Index Debt in Category 6; (ii) if only one of Moody’s or S&P shall have in effect a rating for Index Debt, the Borrower and the Banks will negotiate in good faith to agree upon another rating agency to be substituted by an amendment to this Agreement for the rating agency which shall not have a rating in effect, and in the absence of such amendment the Applicable Margin will be determined by reference to the available rating; (iii) if any rating established by Moody’s or S&P shall be changed (other than as a result of a change in the rating system of either Moody’s or S&P) such change shall be effective as of the date on which such change is first announced by the rating agency making such change; and (iv) if the ratings of the Index Debt established by Moody’s and S&P should fall within different Categories, the Applicable Margin (and, accordingly, the Applicable Fee Percentage) shall be determined by reference to the numerically lower Category (where Category 1 is the lowest such Category and Category 6 is the highest). Each change in the Applicable Margin (and, accordingly, the Applicable Fee Percentage) shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either Moody’s or S&P shall change prior to the Termination Date, the Borrower and the Banks shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system. If both Moody’s and S&P shall cease to be in the business of rating corporate debt obligations, the Borrower and the Banks shall negotiate in good faith to agree upon a substitute rating agency and to amend the references to specific ratings in this definition to reflect the ratings used by such substitute rating agency.

“Applicable Rate” means:

(i) with respect to Adjusted CD Rate Advances, the Adjusted CD Rate plus the Applicable Margin;

(ii) with respect to Alternate Base Rate Advances, the Alternate Base Rate; and

(iii) with respect to Eurodollar Rate Contract Advances, the Eurodollar Rate plus the Applicable Margin.

“Assessment Rate” means for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Bank then serving as Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at such Bank’s domestic offices.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit B hereto.

“Auction Advance” means an advance by a Bank to the Borrower as part of an Auction Borrowing resulting from the auction bidding procedure described in Section 2.03, and refers to a Fixed Rate Auction Advance or a Eurodollar Rate Auction Advance.

“Auction Borrowing” means a Borrowing consisting of simultaneous Auction Advances of the same Type from each of the Banks whose offer to make an Auction Advance as part of such Borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 2.03.

“Auction Reduction” means, as to any Bank as at any date, an amount equal to such Bank’s pro rata (in accordance with the Commitments) share of the aggregate amount of all Auction

Advances outstanding on such date (giving effect to the payment of any Auction Advances to be made on such date).

“Borrowing” means a Contract Borrowing or an Auction Borrowing.

“Business Day” means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings in dollar deposits are carried on in the London interbank market.

“Category” means Category 1, Category 2, Category 3, Category 4, Category 5 or Category 6.

“Category 1”, “Category 2”, “Category 3”, “Category 4”, “Category 5” and “Category 6” have the meanings specified in the definition of “Applicable Margin” in this Section 1.01.

“CD Lending Office” means, with respect to any Bank, the office or affiliate of such Bank specified as its “CD Lending Office” on its Administrative Questionnaire, or such other office or affiliate of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as the same may be amended from time to time.

“Commitment” has the meaning specified in Section 2.01(a).

“Contract Advance” means an advance by a Bank to the Borrower as part of a Contract Borrowing and refers to an Adjusted CD Rate Advance, an Alternate Base Rate Advance or a Eurodollar Rate Contract Advance.

“Contract Borrowing” means a Borrowing consisting of simultaneous Contract Advances of the same Type made ratably by all of the Banks pursuant to Section 2.01(a).

“Debt” means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property (excluding obligations under agreements for the purchase of goods in the normal course of business, but including obligations under agreements relating to the issuance of performance letters of credit or acceptance financing), (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above and (vi) liabilities in respect of unfunded vested benefits under Plans covered by Title IV of ERISA; provided that (x) for the purposes of Section 5.02(a), “Debt” means only indebtedness for borrowed money (however evidenced) and (y) for the purposes of Section 6.01(e), “Debt” means only (1) the obligations described in clauses (i), (ii) and (iii) above and (2) the obligations described in clause (v) above (to the extent such obligations relate to Debt described in clause (i) or (ii) above).

“Default” means any condition or event which, after notice or lapse of time, or both, would constitute an Event of Default.

“Domestic Lending Office” means, with respect to any Bank, the office or affiliate of such Bank specified as its “Domestic Lending Office” on its Administrative Questionnaire, or such other office or affiliate of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.

“Domestic Reserve Percentage” means, for any Interest Period, the reserve percentage applicable on the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion dollars with respect to liabilities consisting of or including (among other liabilities) U.S. dollar nonpersonal time deposits in the United States with a maturity equal to such Interest Period.

“Eligible Assignee” means:

(a) any of the following entities approved in writing by the Borrower in its sole discretion and notified to the Administrative Agent, and then only to the extent of a proposed assignment approved in writing by the Borrower in its sole discretion and notified to the Administrative Agent: (i) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $3,000,000,000 and a combined capital and surplus of at least $150,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $3,000,000,000 and a combined capital and surplus of at least $150,000,000, provided that such bank is acting through a branch or agency located in the United States, in the country in which it is organized or in another country which is also a member of the OECD; and (iii) the central bank of any country which is a member of the OECD; and

(b) an affiliate of the assigning Bank (for which purposes “affiliate” means a Person controlling, controlled by or under common control with such assigning Bank).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of the regulations under Section 414 of the Code.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System (or any successor regulation), as in effect from time to time.

“Eurodollar Lending Office” means, with respect to any Bank, the office or affiliate of such Bank specified as its “Eurodollar Lending Office” on its Administrative Questionnaire, or such other office or affiliate of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.

“Eurodollar Rate” means, for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the average of the rates at which deposits in U.S. dollars in immediately available funds approximately equal in principal amount to (i) in the case of a Contract Borrowing, the portion of such Eurodollar Rate

Contract Advance of the Bank serving as Administrative Agent and (ii) in the case of an Auction Borrowing, a principal amount that would have been the portion of such Auction Borrowing of the Bank serving as Administrative Agent had such Auction Borrowing been a Contract Borrowing, and for a maturity comparable to (a) in the case of a Contract Borrowing, the Interest Period then applicable to such Contract Advance and (b) in the case of an Auction Borrowing, the maturity of such Auction Advance, are offered to the principal London offices of the Reference Banks (or if any Reference Bank does not at the time maintain a London office, the principal London office of any affiliate of such Reference Bank) in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to (x) the commencement of the Interest Period then applicable to such Contract Advance or (y) the making of such Auction Advance, as the case may be.

“Eurodollar Rate Advance” means any Eurodollar Rate Contract Advance or Eurodollar Rate Auction Advance.

“Eurodollar Rate Auction Advance” means an Auction Advance which bears interest based on the Eurodollar Rate.

“Eurodollar Rate Contract Advance” means a Contract Advance which bears interest based on the Eurodollar Rate.

“Eurodollar Rate Reserve Percentage” of any Bank for any Eurodollar Rate Advance means the reserve percentage applicable to such Bank on (i) in the case of a Contract Advance, the first day of the Interest Period then applicable to such Contract Advance and (ii) in the case of an Auction Advance, the date of such Auction Advance, under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) under Regulation D promulgated by the Board of Governors of the Federal Reserve System, or any successor or supplemental regulations, then applicable to such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period or the term of such Auction Advance, as the case may be.

“Events of Default” has the meaning specified in Section 6.01.

“Existing Revolving Credit Agreement” means the $1,000,000,000 364-Day Revolving Credit Agreement dated as of March 24, 2004 among Union Pacific Corporation, the banks named therein, J.P. Morgan Securities Inc., as Advisor, Lead Arranger and Bookrunner, Bank of America, N.A. and Citibank, N.A., as Co-Syndication Agents, Credit Suisse First Boston and BNP Paribas, as Co-Documentation Agents, and JPMCB, as Administrative Agent, as amended, modified and supplemented and in effect from time to time.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fixed Rate” means an interest rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by a Bank making an Auction Advance under the auction bidding procedure described in Section 2.03.

“Fixed Rate Auction Advance” means an Auction Advance which bears interest based on the Fixed Rate.

“Interest Period” means, for each Contract Advance comprising part of the same Contract Borrowing, the period commencing on the date of such Contract Advance or on the last day of the immediately preceding Interest Period applicable to such Contract Advance, as the case may be, and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be (a) in the case of an Alternate Base Rate Advance, until the next succeeding March 31, June 30, September 30 or December 31, (b) in the case of an Adjusted CD Rate Advance, 30, 60, 90 or 180 days and (c) in the case of a Eurodollar Rate Contract Advance, 1 month or 2, 3 or 6 months (or, if requested by the Borrower and available from all of the Banks, 9 or 12 months), as the Borrower may select (in the case of clause (b) or (c)) by notice to the Administrative Agent pursuant to Section 2.02(a); provided that:

(i) Interest Periods commencing on the same date for Contract Advances comprising part of the same Contract Borrowing shall be of the same duration;

(ii) subject to clause (iii) below, whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day in both New York City and London, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day in both such cities, provided, in the case of any Interest Period for a Eurodollar Rate Contract Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day in both such cities; and

(iii) no Interest Period shall end on a date later than the Termination Date.

“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association, and its successors.

“Majority Banks” means at any time Banks that in the aggregate (a) represent more than 50% of the Commitments and (b) after the expiry or termination of the Commitments, represent more than 50% of the aggregate unpaid principal amount of the Advances and Special Rate Loans.

“Margin Stock” means “margin stock” within the meaning of Regulations U and X.

“Material Plan” means either (i) a Plan under which the present value of the vested benefits exceeds the fair market value of the assets of such Plan allocable to such benefits by more than $20,000,000 or (ii) a Plan whose assets have a market value in excess of $100,000,000.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding three plan years made or accrued an obligation to make contributions.

“Notice of Auction Borrowing” has the meaning specified in Section 2.03(a).

“Notice of Contract Borrowing” has the meaning specified in Section 2.02(a).

“OECD” means the Organization for Economic Cooperation and Development.

“Participating Bank” has the meaning specified in Section 2.03(a)(v).

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

“Railroad” means Union Pacific Railroad Company, a Delaware corporation, and its successors.

“Reference Banks” means JPMCB, Bank of America, N.A. and Citibank, N.A., and such other additional or substitute financial institutions as may be agreed to in writing by the Borrower, the Administrative Agent and the Majority Banks from time to time.

“Register” has the meaning specified in Section 8.07(c).

“Regulation U” and “Regulation X” mean Regulation U and Regulation X, respectively, issued by the Board of Governors of the Federal Reserve System, as from time to time amended.

“Reportable Event” means an event described in Section 4043(c) of ERISA with respect to which the 30-day notice requirement has not been waived by the PBGC.

“S&P” means Standard and Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Special Rate Loan” means any loan made by a Bank to the Borrower pursuant to Section 2.01(b).

“Special Rate Loan Reduction” means, as to any Bank as at any date, an amount equal to such Bank’s pro rata (in accordance with the Commitments) share of the aggregate amount of all Special Rate Loans outstanding on such date (giving effect to the payment of any Special Rate Loans to be made on such date).

“Subsidiary” of a Person means any corporation or other similar entity of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation or entity (irrespective of whether or not at the time capital stock of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

“Termination Date” means March 23, 2010 (provided that if such date is not a Business Day, the Termination Date shall be the immediately preceding Business Day) or the earlier date of termination in whole of the Commitments pursuant to Section 2.06 or 6.01.

“Termination Event” means (i) a “Reportable Event” described in Section 4043 of ERISA and the regulations issued thereunder (other than a “Reportable Event” not subject to the provision for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Type”, when used in respect of any Advance or Borrowing, refers to the Rate by reference to which interest on such Advance or on the Advances comprising such Borrowing is determined. For purposes hereof, “Rate” shall include the Eurodollar Rate, the Adjusted CD Rate, the Alternate Base Rate and the Fixed Rate.

“Utilization Fee” has the meaning specified in Section 2.05(b).

“Utilization Fee Rate” means, on any date, the rate set forth below opposite the reference to the Utilization Percentage in effect on such date:

Utilization Percentage	Utilization Fee Rate
Less than 50%	0.00%

Greater than or equal to 50%	0.125%

“Utilization Percentage” means, at any time, the ratio (expressed as a percentage) equal to (i) the aggregate principal amount of Contract Advances, Auction Advances and Special Rate Loans of all Banks outstanding at such time to (ii) the aggregate amount of the Commitments then or most recently in effect.

SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e).

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES

AND SPECIAL RATE LOANS

SECTION 2.01. The Contract Advances; Special Rate Loans.

(a) Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Contract Advances to the Borrower from time to time on any Business Day during the period from the Closing Date until the Termination Date in an aggregate amount not to exceed at any time outstanding the excess, if any, of (i) the amount set forth opposite such Bank’s name on Schedule I to this Agreement, as such amount may be reduced pursuant to Section 2.06 or increased pursuant to Section 2.17 or reduced or increased pursuant to Section 8.07 (such Bank’s obligation to make such Advances being hereinafter referred to as such Bank’s “Commitment”) over (ii) the aggregate amount of (x) such Bank’s Special Rate Loan Reduction, if any, and (y) such Bank’s Auction Reduction, if any; provided that at no time on or before the Termination Date shall the aggregate outstanding principal amount of Contract Advances, Auction Advances and Special Rate Loans exceed the aggregate amount of the Commitments. Each Contract Borrowing shall be in an aggregate amount not less than $10,000,000 (subject to the terms of this Section 2.01(a)) or an integral multiple of $1,000,000 in excess thereof and shall consist of Contract Advances of the same Type made on the same day by the Banks ratably according to their respective Commitments.

(b) Upon the request of the Borrower, each Bank may, in its sole discretion, from time to time on any Business Day during the period from the Closing Date until the Termination Date, extend loans to the Borrower in an aggregate amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof, at an interest rate and upon repayment terms to be mutually agreed upon between such Bank and the Borrower (“Special Rate Loans”). The amount of any Special Rate Loan made by a Bank may exceed such Bank’s Commitment; provided that (A) at no time on or before the Termination Date shall the aggregate amount of Contract Advances, Auction Advances and Special Rate Loans outstanding exceed the aggregate amount of the Commitments and (B) no Special Rate Loan shall mature on a date later than the Termination Date. Notwithstanding any other provision of this Agreement, (i) any Special Rate Loan shall be made by a Bank directly to the Borrower; (ii) all payments in respect of any Special Rate Loan shall be made by the Borrower directly to the Bank which made such loan; (iii) Special Rate Loans need not be made on a pro rata basis among the Banks; and (iv) each Special Rate Loan shall be entitled to the benefits of the provisions contained in Articles V and VI and Sections 8.05 and 8.07 hereof unless otherwise agreed by the Borrower and the Bank which made such loan with written notice to the Administrative Agent. On each date when any Bank makes a Special Rate Loan, the Borrower and such Bank shall notify the Administrative Agent thereof (and the Administrative Agent shall promptly notify the other Banks), specifying the principal amount of such Special Rate Loan, the interest rate thereon, the repayment terms and the maturity thereof.

(c) Within the limits and on the conditions set forth in this Section 2.01, the Borrower may from time to time borrow under this Section 2.01, repay pursuant to Sections 2.07(a) and 2.07(b), as appropriate, prepay under Section 2.07(d) and reborrow under this Section 2.01 and borrow under Section 2.03.

SECTION 2.02. Making the Contract Advances.

(a) Each Contract Borrowing shall be made on notice, given (i) in the case of a Borrowing consisting of Alternate Base Rate Advances, not later than 10:30 a.m. (New York City time) on the day of the proposed Borrowing; (ii) in the case of a Borrowing consisting of Adjusted CD Rate Advances, not later than noon (New York City time) on the second Business Day prior to the day of the proposed Borrowing; and (iii) in the case of a Borrowing consisting of Eurodollar Rate Contract Advances, not later than noon (New York City time) on the third Business Day prior to the date of the proposed Borrowing, by the Borrower to the Administrative Agent, which shall give to each Bank prompt notice thereof by telecopy. Each such notice of a Contract Borrowing (a “Notice of Contract Borrowing”) shall be in substantially the form of Exhibit A-1 hereto, specifying therein the requested (i) date of such Contract Borrowing, (ii) Type of Contract Advances comprising such Contract Borrowing, (iii) aggregate amount of such Contract Borrowing and (iv) Interest Period. Each Bank shall, before noon (New York City time) on the date of any such Contract Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02, in same-day funds, such Bank’s ratable portion of such Contract Borrowing. Upon the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent’s aforesaid address.

(b) Each Notice of Contract Borrowing shall be irrevocable and binding on the Borrower. In the case of any Contract Borrowing which the related Notice of Contract Borrowing specifies is to be comprised of Eurodollar Rate Contract Advances or Adjusted CD Rate Advances, the Borrower shall indemnify each Bank against any loss, cost or expense reasonably incurred by such Bank as a result of any failure by the Borrower to complete such Borrowing (whether or not due to a failure to fulfill on or before the date specified in such Notice of Contract Borrowing the applicable conditions set forth in Article III), such losses, costs and expenses to include, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Contract Advance to be made by such Bank as part of such Contract Borrowing when such Contract Advance, as a result of such failure, is not made on such date.

(c) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Contract Borrowing that such Bank will not make available to the Administrative Agent such Bank’s ratable portion of such Contract Borrowing, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Contract Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Contract Advances comprising such Contract Borrowing and (ii) in the case of such Bank, an interest rate equal at all times to the Federal Funds Effective Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank’s Contract Advance as part of such Contract Borrowing for purposes of this Agreement.

(d) The failure of any Bank to make the Contract Advance to be made by it as part of any Contract Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Contract Advance on the date of such Contract Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Contract Advance to be made by such other Bank on the date of any Contract Borrowing.

SECTION 2.03. The Auction Advances.

(a) Each Bank severally agrees that the Borrower may make Auction Borrowings under this Section 2.03 from time to time on any Business Day during the period from the Closing Date until the Termination Date, in each case on the terms and conditions hereinafter set forth; provided that at no time on or before the Termination Date shall the aggregate amount of Contract Advances, Auction Advances and Special Rate Loans outstanding exceed the aggregate amount of the Commitments. Each Auction Borrowing shall consist of Auction Advances of the same Type made on the same day.

(i) The Borrower may request an Auction Borrowing under this Section 2.03 by delivering to the Administrative Agent (A) in the case of a Borrowing consisting of Fixed Rate Auction Advances, by not later than 10:00 a.m. (New York City time) one day prior to the day of the proposed Auction Borrowing, and (B) in the case of a Borrowing consisting of Eurodollar Rate Auction Advances, by not later than 10:00 a.m. (New York City time) on the fourth

Business Day prior to the date of the proposed Auction Borrowing, a notice of an Auction Borrowing (a “Notice of Auction Borrowing”), in substantially the form of Exhibit A-2 hereto specifying the proposed (1) date of such Auction Borrowing, (2) Type of Auction Advances comprising such Auction Borrowing, (3) aggregate amount (which shall not be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof) of such Auction Borrowing, (4) maturity date for repayment of each Auction Advance to be made as part of such Auction Borrowing (which maturity date shall be, in the case of a Fixed Rate Auction Borrowing, not earlier than seven days after the date of such Borrowing, and, in the case of a Eurodollar Rate Auction Borrowing, the date 1, 2, 3, 6, 9 or 12 months after the date of such Borrowing, as the Borrower shall elect, but in any case not later than the Termination Date) and (5) any other terms to be applicable to such Auction Borrowing. The Administrative Agent shall in turn promptly notify (by telecopy) each Bank of each request for an Auction Borrowing received by it from the Borrower and of the terms contained in such Notice of Auction Borrowing.

(ii) Each Bank shall, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Auction Advances to the Borrower as part of such proposed Auction Borrowing at a rate or rates of interest specified by such Bank in its sole discretion, by notifying (by telecopy or telephone (in the case of telephone, immediately confirmed by telecopy)) the Administrative Agent (which shall give prompt notice thereof to the Borrower), (A) in the case of a Fixed Rate Auction Borrowing, before 10:00 a.m. (New York City time) on the date of such proposed Auction Borrowing specified in the Notice of Auction Borrowing delivered with respect thereto, and (B) in the case of a Eurodollar Rate Auction Borrowing, before 10:00 a.m. (New York City time) on the third Business Day prior to the date of such proposed Auction Borrowing specified in the Notice of Auction Borrowing delivered with respect thereto, of the maximum amount of each Auction Advance which such Bank would be willing to make as part of such proposed Auction Borrowing (which amount may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Bank’s Commitment), the rate or rates of interest therefor (and whether reserves are included therein) and such Bank’s Applicable Lending Office with respect to each such Auction Advance and any other terms and conditions required by such Bank; provided that, if the Bank then acting as Administrative Agent shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:45 a.m. (New York City time) on the date specified herein for notice of offers by the other Banks. If any Bank shall fail to notify the Administrative Agent, before the time specified herein for notice of offers, that it elects to make such an offer, such Bank shall be deemed to have elected not to make such an offer, and such Bank shall not be obligated or entitled to, and shall not, make any Auction Advance as part of such Auction Borrowing. If any Bank shall provide telephonic notice to the Administrative Agent of its election to make an offer, but such telephonic notice has not been confirmed by telecopy to the Administrative Agent at or before the time specified herein for notice of offers, the Administrative Agent may, in its sole discretion and without liability to such Bank or the Borrower, elect whether or not to provide notice thereof to the Borrower.

(iii) The Borrower shall, in turn, (A) in the case of a Fixed Rate Auction Borrowing, before 11:00 a.m. (New York City time) on the date of such proposed Auction Borrowing specified in the Notice of Auction Borrowing delivered with respect thereto, and (B) in the case of a Eurodollar Rate Auction Borrowing, before 11:00 a.m. (New York City time) on the third Business Day prior to the date of such proposed Auction Borrowing specified in the Notice of Auction Borrowing delivered with respect thereto, in its sole discretion (and without any liability to any unsuccessful bidder with respect to such Auction Borrowing) either:

(x) cancel such proposed Auction Borrowing by giving the Administrative Agent notice to that effect, or

(y) accept one or more of the offers made by any Bank or Banks pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Administrative Agent of the amount of each Auction Advance (which amount shall be equal to or greater than $1,000,000, and equal to or less than the maximum amount offered by such Bank, notified to the Borrower by the Administrative Agent on behalf of such Bank for such Auction Advance pursuant to paragraph (ii) above) to be made by each Bank as part of such Auction Borrowing, and reject any remaining offers made by Banks pursuant to paragraph (ii) above, by giving the Administrative Agent notice to that effect; provided that the aggregate amount of such offers accepted by the Borrower shall be equal at least to $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

(iv) If the Borrower notifies the Administrative Agent that such Auction Borrowing is canceled pursuant to paragraph (iii)(x) above, the Administrative Agent shall give prompt notice (by telecopy) thereof to the Banks, and such Auction Borrowing shall not be made.

(v) If the Borrower accepts one or more of the offers made by any Bank or Banks pursuant to paragraph (iii)(y) above, such offer or offers and the Notice of Auction Borrowing in respect thereof shall constitute a supplement to this Agreement in respect of such Auction Borrowing and the Auction Advances made pursuant thereto, and the Administrative Agent shall in turn promptly notify (A) each Bank that has made an offer as described in paragraph (ii) above of the date and aggregate amount of such Auction Borrowing, the interest rate thereon and whether or not any offer or offers made by such Bank pursuant to paragraph (ii) above have been accepted by the Borrower and (B) each Bank that is to make an Auction Advance as part of such Auction Borrowing (a “Participating Bank” as to such Auction Borrowing) of the amount of each Auction Advance to be made by such Bank as part of such Auction Borrowing and the maturity date for the repayment of each such Auction Advance (together with a confirmation of the Administrative Agent’s understanding of the interest rate and any other terms applicable to each such Auction Advance; the Administrative Agent shall assume, unless notified by such Bank to the contrary, that its understanding of such information is correct). Each such Participating Bank shall, before noon (New York City time) on the date of such Auction Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02 such Bank’s portion of such Auction Borrowing, in same-day funds. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent’s aforesaid address. Promptly after each Auction Borrowing, the Administrative Agent will notify each Bank of the amount of the Auction Borrowing, such Bank’s Auction Reduction resulting therefrom and the date upon which such Auction Reduction commenced and is anticipated to terminate.

(b) Within the limits and on the conditions set forth in this Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay pursuant to Section 2.07(c), prepay under Section 2.07(d) and reborrow under this Section 2.03 and borrow under Section 2.01.

SECTION 2.04. Conversion and Continuation of Contract Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (i) not later than noon (New York City time), one Business Day prior to conversion, to convert any Borrowing consisting of Eurodollar Rate Contract Advances or Adjusted CD Rate Advances into a Borrowing consisting of Alternate Base Rate Advances, (ii) not later than noon (New York City time), two Business Days prior to conversion or continuation, to convert any Borrowing consisting of Eurodollar Rate Contract Advances or

Alternate Base Rate Advances into a Borrowing consisting of Adjusted CD Rate Advances or to continue any Borrowing consisting of Adjusted CD Rate Advances for an additional Interest Period, (iii) not later than noon (New York City time), three Business Days prior to conversion or continuation, to convert any Borrowing consisting of Alternate Base Rate Advances or Adjusted CD Rate Advances into a Borrowing consisting of Eurodollar Rate Contract Advances or to continue any Borrowing consisting of Eurodollar Rate Contract Advances for an additional Interest Period, (iv) not later than noon (New York City time), three Business Days prior to conversion, to convert the Interest Period with respect to any Borrowing consisting of Eurodollar Rate Contract Advances to another permissible Interest Period, and (v) not later than noon (New York City time), two Business Days prior to conversion, to convert the Interest Period with respect to any Borrowing consisting of Adjusted CD Rate Advances to another permissible Interest Period, subject in each case to the following:

(a) each conversion or continuation shall be made pro rata among the Banks in accordance with the respective principal amounts of the Advances comprising the converted or continued Contract Borrowing;

(b) if less than all the outstanding principal amount of any Contract Borrowing shall be converted or continued, the aggregate principal amount of such Contract Borrowing converted or continued shall be an amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof;

(c) accrued interest on an Advance (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

(d) if any Borrowing consisting of Eurodollar Rate Contract Advances or Adjusted CD Rate Advances is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Banks pursuant to Section 8.04(b) as a result of such conversion;

(e) any portion of a Contract Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Borrowing consisting of Eurodollar Rate Contract Advances;

(f) any portion of a Borrowing maturing or required to be repaid in less than 30 days may not be converted into or continued as a Borrowing consisting of Adjusted CD Rate Advances;

(g) any portion of a Borrowing consisting of Eurodollar Rate Contract Advances or Adjusted CD Rate Advances which cannot be converted into or continued as such by reason of clauses (e) and (f) above shall be automatically converted at the end of the Interest Period in effect for such Borrowing into a Borrowing consisting of Alternate Base Rate Advances; and

(h) no Interest Period may be selected for any Borrowing consisting of Eurodollar Rate Contract Advances or Adjusted CD Rate Advances that would end later than the Termination Date.

Each notice pursuant to this Section 2.04 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Contract Borrowing that the Borrower requests be converted or continued, (ii) whether such Contract Borrowing is to be converted to or continued as a Borrowing consisting of Eurodollar Rate Contract Advances, Adjusted CD Rate Advances or Alternate Base Rate Advances, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Contract Borrowing is to be converted to or continued as a Borrowing consisting of Eurodollar Rate Contract Advances or Adjusted CD Rate Advances, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Borrowing consisting of Eurodollar Rate Contract Advances or Adjusted CD Rate Advances, the Borrower shall be deemed to have selected an Interest Period of one month’s duration, in the case of a Borrowing consisting of Eurodollar Rate Contract Advances, or 30 days’ duration, in the case of a Borrowing consisting of Adjusted CD Rate Advances. The Administrative Agent shall advise the other Banks of any notice given pursuant to this Section 2.04 and of each Bank’s portion of any converted or continued Contract Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.04 to continue any Contract Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.04 to convert such Contract Borrowing), such Contract Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as a Borrowing consisting of Alternate Base Rate Advances.

SECTION 2.05. Fees.

(a) The Borrower agrees to pay to each Bank, through the Administrative Agent, a facility fee equal to the Applicable Fee Percentage multiplied by the daily average amount of the Commitment of such Bank (whether used or unused) during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Termination Date), payable in arrears on the last day of each March, June, September and December during the term of the Commitments and on the Termination Date.

(b) The Borrower agrees to pay to each Bank, through the Administrative Agent, a utilization fee (the “Utilization Fee”) for each day equal to the applicable Utilization Fee Rate multiplied by the aggregate outstanding principal amount of the Contract Advances, Auction Advances and Special Rate Loans of such Bank on such day, payable monthly in arrears on the last Business Day of each month and on the Termination Date.

SECTION 2.06. Optional Reduction of the Commitments. The Borrower shall have the right, upon at least two Business Days’ irrevocable notice to the Administrative Agent, to terminate in whole or reduce ratably in part the respective Commitments of the Banks; provided that (i) each partial reduction shall be in the aggregate amount of $10,000,000 or in an integral multiple of $1,000,000 in excess thereof and (ii) no such termination or reduction shall be made which would reduce the Commitments to an amount less than the aggregate outstanding principal amount of the Advances and Special Rate Loans. The Administrative Agent shall promptly thereafter notify each Bank of such termination or reduction.

SECTION 2.07. Repayment of Advances and Special Rate Loans; Prepayment.

(a) The Borrower shall repay to the Administrative Agent for the account of each Bank the principal amount of each Contract Advance made by each Bank on the Termination Date.

(b) The Borrower shall repay to each Bank making a Special Rate Loan the principal amount of such Special Rate Loan on the date when due (as agreed by the Borrower and the Bank making the relevant Special Rate Loan in accordance with Section 2.01(b)).

(c) The Borrower shall repay to the Administrative Agent for the account of each Participating Bank which has made an Auction Advance on the maturity date of each Auction Advance (such maturity date being that specified by the Borrower for repayment of such Auction Advance in the

Notice of Auction Borrowing delivered with respect thereto) the then unpaid principal amount of such Auction Advance.

(d) The Borrower may, on notice given to the Administrative Agent (i) in the case of Alternate Base Rate Advances, not later than 10:30 a.m. (New York City time) on the day of the proposed prepayment, and (ii) in the case of Adjusted CD Rate Advances and Eurodollar Rate Contract Advances, not later than 10:30 a.m. (New York City time) on the second Business Day prior to the day of the proposed prepayment, stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Contract Advances constituting part of the same Contract Borrowing in whole or ratably in part; provided that (1) any such partial prepayment shall be in an aggregate principal amount not less than $10,000,000, and (2) any such prepayment of Adjusted CD Rate Advances or Eurodollar Rate Contract Advances shall be subject to the provisions of Section 8.04(b) hereof. The Borrower may not (x) prepay any principal amount of any Auction Advance unless the Participating Bank making such Auction Advance shall have expressly agreed thereto or (y) prepay any principal amount of any Special Rate Loan unless the Bank making such Special Rate Loan shall have expressly agreed thereto. The Administrative Agent shall promptly notify each Bank of any prepayments pursuant to this Section 2.07(d) promptly after any such prepayment. The Borrower shall have no right to prepay any principal amount of any Advance except as expressly set forth in this Section 2.07(d).

SECTION 2.08. Interest. The Borrower shall pay interest on each Advance and Special Rate Loan made by each Bank from the date of such Advance or Special Rate Loan, as the case may be, until paid in full, at the following rates per annum:

(i) Contract Advances. If such Advance is a Contract Advance, the Applicable Rate from time to time for such Contract Advance from the date of such Advance until the last day of the last Interest Period therefor, payable on the last day of each Interest Period and, in the case of any Interest Period longer than 90 days (in the case of Adjusted CD Rate Advances) or three months (in the case of Eurodollar Rate Contract Advances), on such 90th day or at three-month intervals following the first day of such Interest Period, as the case may be.

(ii) Auction Advances. If such Advance is an Auction Advance, a rate per annum equal at all times from the date of such Advance until the maturity thereof at the rate of interest for such Auction Advance specified by the Participating Bank making such Auction Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) of Section 2.03 above, payable on the proposed maturity date specified by the Borrower for such Auction Advance in the related Notice of Auction Borrowing delivered pursuant to subsection (a)(i) of Section 2.03 above, provided that in the case of Advances with maturities of greater than three months, interest shall be payable at the end of each three-month period for such Advance.

(iii) Special Rate Loans. If such loan is a Special Rate Loan, a rate per annum equal at all times as agreed to between the Bank making such Special Rate Loan and the Borrower at the time of the making of the Special Rate Loan by such Bank in accordance with Section 2.01(b).

(iv) Default Amounts. In the case of any past-due amounts of the principal of, or (to the fullest extent permitted by law) interest on, any Advance or Special Rate Loan, or any other amount payable under this Agreement, from the date such amount becomes due until paid in full, payable on demand, a rate per annum equal at all times to 2% above the Alternate Base Rate in effect from time to time.

SECTION 2.09. Interest Rate Determination. Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Adjusted CD Rate or Eurodollar Rate, as applicable. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks, subject, however, to Section 2.10(a) hereof.

SECTION 2.10. Alternate Rate of Interest.

(a) If fewer than two Reference Banks furnish timely information to the Administrative Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances or the Adjusted CD Rate for any Adjusted CD Rate Advances comprising any requested Borrowing, the Administrative Agent will notify the Banks and the Borrower thereof, and the right of the Borrower to select Advances of such Type for such Borrowing or any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and (i) any request by the Borrower for a Eurodollar Rate Auction Advance shall be of no force and effect and shall be denied by the Administrative Agent and (ii) unless the Borrower shall withdraw its request for such Advance by notice to the Administrative Agent, any request by the Borrower for a Eurodollar Rate Contract Advance or an Adjusted CD Rate Advance, as the case may be, shall be deemed to be a request for an Alternate Base Rate Advance; and

(b) If Banks having more than 50% of the Commitments shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the Eurodollar Rate for any Eurodollar Rate Advances or the Adjusted CD Rate for any Adjusted CD Rate Advances comprising such Borrowing will not adequately reflect the cost to such Banks of making or funding their respective Advances for such Borrowing, the Administrative Agent will notify the Banks and the Borrower thereof, and the right of the Borrower to select Advances of such Type for such Borrowing or any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and (i) any request by the Borrower for a Eurodollar Rate Auction Advance shall be of no force and effect and shall be denied by the Administrative Agent and (ii) unless the Borrower shall withdraw its request for such Advance by notice to the Administrative Agent, any request by the Borrower for a Eurodollar Rate Contract Advance or an Adjusted CD Rate Advance, as the case may be, shall be deemed to be a request for an Alternate Base Rate Advance.

SECTION 2.11. Increased Costs; Increased Capital.

(a) If, due to either (i) the introduction after the date hereof of or any change after the date hereof (other than any change by way of imposition or increase of reserve requirements, in the case of Adjusted CD Rate Advances, included in the determination of the Domestic Reserve Percentage for such Advances or, in the case of Eurodollar Rate Advances, included in the determination of the Eurodollar Rate Reserve Percentage for such Advances) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request received from any central bank or other governmental authority after the date hereof (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Adjusted CD Rate Advances or Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost. Increased costs shall not include income, stamp or other taxes, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by the United States of America or any political subdivision or taxing authority thereof or therein (including Puerto Rico) or of the country in which any Bank’s principal office or Applicable Lending Office may be located or any political subdivision or taxing authority thereof or therein. Each Bank agrees that, upon the occurrence of any event giving rise to a demand under this subsection 2.11(a) with respect to the Eurodollar Lending Office or the CD Lending Office of such Bank, it will, if requested by the Borrower and to the extent permitted by law or the relevant governmental authority, endeavor in good faith and consistent with its internal policies to avoid or minimize the increase in costs resulting from such event by endeavoring to change its Eurodollar Lending Office or CD Lending Office, as appropriate; provided that such avoidance or minimization can be made in such a manner that such Bank, in its sole determination, suffers no economic, legal or regulatory disadvantage. A certificate as to the amount of and specifying in reasonable detail the basis for such increased cost, submitted to the Borrower and the Administrative Agent by such Bank, shall constitute such demand and shall, in the absence of manifest error, be conclusive and binding for all purposes.

(b) If either (i) the introduction after the date hereof of, or any change after the date hereof in or in the interpretation of, any law or regulation or (ii) the compliance by any Bank with any guideline or request received from any central bank or other governmental authority after the date hereof (whether or not having the force of law), affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and such Bank determines that the amount of such capital is increased by or based upon the existence of its Advances or Special Rate Loans or Commitment, then the Borrower shall, from time to time, upon demand by such Bank (with a copy of such demand to the Administrative Agent), immediately pay to the Administrative Agent for the account of such Bank additional amounts sufficient to compensate such Bank to the extent that such Bank determined such increase in capital to be allocable to the existence of such Bank’s Advances or Special Rate Loans or Commitment. A certificate as to the amount of such increased capital and specifying in reasonable detail the basis therefor, submitted to the Borrower and the Administrative Agent by such Bank, shall constitute such demand and shall, in the absence of manifest error, be conclusive and binding for all purposes. Each Bank shall use all reasonable efforts to mitigate the effect upon the Borrower of any such increased capital requirement and shall assess any cost related to such increased capital on a nondiscriminatory basis among the Borrower and other borrowers of such Bank to which it applies and such Bank shall not be entitled to demand or be compensated for any increased capital requirement unless it is, as a result of such law, regulation, guideline or request, such Bank’s policy generally to seek to exercise such rights, where available, against other borrowers of such Bank.

(c) Notwithstanding the foregoing provisions of this Section 2.11, (i) the Borrower shall not be required to reimburse any Bank for any increased costs incurred more than three months prior to the date that such Bank notifies the Borrower in writing thereof and (ii) in the event any Bank makes an assignment of, or grants a participation in, an Advance or Special Rate Loan or its Commitment pursuant to Section 8.07, the Borrower shall not be obligated to reimburse for increased costs with respect to such Advance, Special Rate Loan or Commitment to the extent that the aggregate amount thereof exceeds the aggregate amount for which the Borrower would have been obligated (determined, in the case of an assignment, on the basis of laws and regulations in effect at the time of such assignment) if such Bank had not made such assignment or granted such participation.

SECTION 2.12. Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to the Administrative Agent for the account of each Bank any costs which such Bank determines are attributable to such Bank’s compliance with regulations of the Board of Governors of the Federal Reserve System requiring the maintenance of reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities. Such costs shall be paid to the Administrative Agent for the account of such Bank in the form of additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Bank, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the applicable period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Bank for such period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Bank and notified to the Borrower and the Administrative Agent. A certificate setting forth in reasonable detail the amount of such additional interest, submitted to the Borrower and the Administrative Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.13. Change in Legality. If any Bank shall, at least three Business Days before the date of any requested Borrowing consisting of Eurodollar Rate Advances or at least two Business Days before the date of any requested Borrowing consisting of Adjusted CD Rate Advances, notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Bank or its Applicable Lending Office to perform its obligations hereunder to make, fund or maintain Eurodollar Rate Advances or Adjusted CD Rate Advances hereunder, the right of the Borrower to select Advances of such Type from such Bank for such Borrowing or any subsequent Borrowing shall be suspended until such Bank shall notify the Administrative Agent that the circumstances causing such suspension no longer exist; and during the period when such obligation of such Bank is suspended, any Borrowing consisting of Eurodollar Rate Advances or Adjusted CD Rate Advances, as the case may be, shall not exceed the Commitments of the other Banks less the aggregate amount of any Special Rate Loans and Auction Advances then outstanding, and shall be made by the other Banks pro rata according to their respective Commitments.

SECTION 2.14. Payments and Computations.

(a) Except as expressly provided in Section 2.01(b)(ii), the Borrower shall make each payment hereunder from a bank account of the Borrower located in the United States not later than 1:00 p.m. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at its address referred to in Section 8.02 in same-day funds, without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds to the Banks entitled thereto for the account of their respective Applicable Lending Offices, in each case to be applied in accordance with the terms of this Agreement.

(b) All computations of interest based on the Alternate Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate (as defined in the definition of Alternate Base Rate in Section 1.01) and on the basis of a year of 360 days at all other times, and all computations of fees and of interest based on the Adjusted CD Rate, the Eurodollar Rate or the Fixed Rate shall be made by the Administrative Agent, and all computations of interest pursuant to Section 2.09 shall be made by the Reference Banks, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent (or, in the case of Section 2.09, by the Reference Banks) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of payment of interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Effective Rate.

(e) Each Bank shall maintain on its books a loan account in the name of the Borrower in which shall be recorded all Advances made by such Bank to the Borrower, the interest rate and the maturity date of each such Advance and all payments of principal and interest made by the Borrower with respect to such Advances. The obligation of the Borrower to repay the Advances made by each Bank and to pay interest thereon shall be evidenced by the entries from time to time made in the loan account of such Bank maintained pursuant to this Section 2.14(e); provided that the failure to make an entry with respect to an Advance shall not affect the obligations of the Borrower hereunder with respect to such Advance. In case of any dispute, action or proceeding relating to any Advance, the entries in such loan account shall be prima facie evidence of the amount of such Advance and of any amounts paid or payable with respect thereto.

(f) The Administrative Agent shall maintain on its books a set of accounts in which shall be recorded all Advances made by the Banks to the Borrower, the interest rates and maturity dates of such Advances and all payments of principal and interest made thereon. In case of any discrepancy between the entries in the Administrative Agent’s books and the entries in any Bank’s books, such Bank’s records shall be considered correct, in the absence of manifest error.

SECTION 2.15. Taxes on Payments.

(a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction for or on account of, any income, stamp or other taxes, imposts, duties, charges, fees, deductions or withholdings, imposed, levied, collected, withheld or assessed by the United States of America (or by any political subdivision or taxing authority thereof or therein) as a result of (i) the introduction after the date hereof of any law, regulation, treaty, directive or guideline (whether or not having the force of law), or (ii) any change after the date hereof in any law, regulation, treaty, directive or guideline (whether or not having the force of law), or (iii) any change after the date hereof in the interpretation or application of any law, regulation, treaty, directive or guideline (whether or not having the force of law) or (iv) any such taxes, imposts, duties, charges, fees, deductions or withholdings being imposed, levied, collected, withheld or assessed at a greater rate than the rate that would have been applicable had such an introduction or change not been made, but only to the extent of the increase in such rate (“Withholding Taxes”). If any Withholding Taxes are required to be withheld from any amounts payable to or for the account of any Bank hereunder, the amounts so payable to or for the account of such Bank shall be increased to the extent necessary to yield to such Bank (after payment of all Withholding Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts payable to or for the account of such Bank under this Agreement prior to such introduction or change. Whenever any Withholding Tax is payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Administrative Agent, for the account of such Bank, a certified copy of an original official receipt showing payment thereof. If the Borrower fails to pay any Withholding Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent for the account of any Bank the required receipts or other required documentary evidence, the Borrower shall indemnify such Bank or the Administrative Agent for any incremental taxes, interest or penalties that may become payable by such Bank or the Administrative Agent as a result of any such failure.

(b) At least four Business Days prior to the first Borrowing or, if the first Borrowing does not occur within thirty days after the date of execution of this Agreement, by the end of such thirty day period, each Bank that is organized outside the United States agrees that it will deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W8-BEN (or such other documentation or information as may, under applicable United States federal income tax statutes or regulations, be required in order to claim an exemption or reduction from United States income tax withholding by reason of an applicable treaty with the United States, such documentation or other information being hereafter referred to as “Form W8-BEN”) or W8-ECI (or such other documentation or information as may, under applicable United States federal income tax statutes or regulations, be required in order to claim an exemption from United States income tax withholding for income that is effectively connected with the conduct of a trade or business within the United States, such documentation or other information being hereafter referred to as “Form W8-ECI”), as the case may be, indicating in each case that such Bank is either entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes or, as the case may be, is subject to such limited deduction or withholding as it is capable of recovering in full from a source other than the Borrower. Each Bank which delivers to the Borrower and the Administrative Agent a Form W8-BEN or W8-ECI pursuant to the next preceding sentence further undertakes to deliver to the Borrower and the Administrative Agent two further copies of the said Form W8-BEN or W8-ECI, or successor applicable form or certificate, as the case may be, as and when the previous form filed by it hereunder shall expire or shall become incomplete or inaccurate in any respect, unless in any of such cases an event has occurred prior to the date on which any such delivery would otherwise be required which renders such form inapplicable.

(c) If at any time any Bank by reason of payment by the Borrower of any Withholding Taxes obtains a credit against, or return or reduction of, any tax payable by it, or any other currently realized tax benefit, which it would not have enjoyed but for such payment (“Tax Benefit”), such Bank shall thereupon pay to the Borrower the amount which such Bank shall certify to be the amount that, after payment, will leave such Bank in the same economic position it would have been in had it received no such Tax Benefit (“Equalization Amount”); provided that (1) if such Bank shall subsequently determine that it has lost the benefit of all or a portion of such Tax Benefit, the Borrower shall promptly remit to such Bank the amount certified by such Bank to be the amount necessary to restore such Bank to the position it would have been in if no payment had been made pursuant to this Section 2.15(c); (2) if such Bank shall be prevented by applicable law from paying the Borrower all or any portion of the Equalization Amount owing to the Borrower such payment need not be made to the extent such Bank is so prevented and the amount not paid shall be credited to the extent lawful against future payment owing to such Bank; and (3) the aggregate of all Equalization Amounts paid by any Bank shall in no event exceed the aggregate of all amounts paid by the Borrower to such Bank in respect of Withholding Taxes plus, in the case of a Tax Benefit that occurs by reason of a refund, interest actually received from the relevant taxing authority with respect to such refund. A certificate submitted in good faith by the Bank pursuant to this Section 2.15(c) shall be deemed conclusive absent manifest error.

(d) In the event a Bank shall become aware that the Borrower is required to pay any additional amount to it pursuant to Section 2.15(a), such Bank shall promptly notify the Administrative Agent and the Borrower of such fact and shall use reasonable efforts, consistent with legal and regulatory restrictions, to change the jurisdiction of its Applicable Lending Office if the making of such change (i) would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue, (ii) would not, in the good faith determination of such Bank, be disadvantageous for regulatory or competitive reasons to such Bank and (iii) would not require such Bank to incur any cost or forego any economic advantage for which the Borrower shall not have agreed to reimburse and indemnify such Bank.

(e) Notwithstanding the foregoing provisions of this Section 2.15, in the event any Bank makes an assignment of, or grants a participation in, an Advance or Special Rate Loan or its Commitment pursuant to Section 8.07, the Borrower shall not be obligated to pay any taxes, imposts, duties, charges, fees, deductions or withholdings to the extent that the aggregate amount thereof exceeds the aggregate amount for which the Borrower would have been obligated (determined, in the case of an assignment, on the basis of laws and regulations in effect at the time of such assignment) if such Bank had not made such assignment or granted such participation.

SECTION 2.16. Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff or otherwise) on account of the Contract Advances made by it (other than pursuant to Sections 2.11, 2.12, 2.15, 2.17, 8.04 or 8.07(g) hereof) in excess of its ratable share of payments on account of the Contract Advances obtained by all the Banks, then such Bank shall forthwith purchase from the other Banks through the Administrative Agent such participations in the Contract Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank’s ratable share (according to the proportion of (i) the amount of such Bank’s required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

SECTION 2.17. Removal of a Bank. The Borrower shall have the right, by giving at least 15 Business Days’ prior notice in writing to the affected Bank and the Administrative Agent, at any time when no Default or Event of Default has occurred and is then continuing, to remove as a party hereto any Bank having a credit rating of C/D (or its equivalent) or lower by Thomson BankWatch, Inc. (or any successor thereto), such removal to be effective as of the date specified in such notice from the Borrower (a “Removal Date”), which date shall be the last day of an Interest Period. On any Removal Date, the Borrower shall repay all the outstanding Contract Advances, Special Rate Loans and Auction Advances of the affected Bank, together with all accrued interest, fees and all other amounts owing hereunder to such Bank. Upon such Removal Date and receipt of the payment referred to above, the Commitment of such affected Bank shall terminate and such Bank shall cease thereafter to constitute a Bank hereunder. The Borrower shall have the right to offer to one or more Banks the right to increase their Commitments up to, in the aggregate for all such increases, the Commitment of any Bank which is removed pursuant to the foregoing provisions of this Section 2.17 (such Commitment being herein called an “Unallocated Commitment”) effective on the relevant Removal Date, it being understood that no Bank shall be obligated to increase its Commitment in response to any such offer. The Borrower shall also have the right to offer all or any portion of an Unallocated Commitment to one or more commercial banks not parties hereto having a credit rating higher than C/D (or its equivalent) by Thomson BankWatch, Inc. (or any successor thereto), and, upon each such bank’s acceptance of such offer and execution and delivery of an instrument agreeing to the terms and conditions hereof, each such bank shall become a Bank hereunder with a Commitment in an amount specified in such instrument. If the Bank which is removed pursuant to this Section 2.17 is a Reference Bank, the Administrative Agent, with the consent of the Borrower (which shall not be unreasonably withheld), shall appoint a new Reference Bank from among the Banks. The obligations of the Borrower described in Sections 2.02(b), 2.11, 2.12, 2.15, 8.04 and 8.12 that arose prior to the date of removal shall survive for the benefit of any Bank removed pursuant to this Section 2.17 notwithstanding such removal.

ARTICLE III

CONDITIONS OF LENDING

SECTION 3.01. Conditions Precedent to Initial Borrowing. The obligation of each Bank to make an Advance on the occasion of the initial Borrowing is subject to the following conditions precedent (each of the documents referred to below to be in form and substance satisfactory to the Administrative Agent, dated a date on or within 10 days prior to the date hereof and in sufficient copies for each Bank):

(a) The Administrative Agent shall have received, on behalf of the Banks, a certificate of the Secretary or an Assistant Secretary of the Borrower certifying as to:

(i) the resolutions of the Board of Directors of the Borrower approving this Agreement and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement,

(ii) a true and correct copy of the bylaws of the Borrower as then in effect and

(iii) the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the other documents to be delivered hereunder.

(b) The Administrative Agent shall have received, on behalf of the Banks, a copy of the restated articles of incorporation of the Borrower and each amendment thereto, each certified by the Secretary of State of the State of Utah as being a true and correct copy thereof, and a certificate of said Secretary of State stating that the Borrower has legal existence and is in good standing with the office of said Secretary of State.

(c) The Administrative Agent shall have received, on behalf of the Banks, a favorable opinion of the Assistant General Counsel of the Borrower, substantially in the form of Exhibit C hereto and as to such other matters as any Bank through the Administrative Agent may reasonably request.

(d) The Administrative Agent shall have received, on behalf of the Banks, a favorable opinion of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel for the Administrative Agent, substantially in the form of Exhibit D hereto.

(e) The Borrower shall have paid all fees due and payable as of or before the Closing Date to the Banks.

(f) A certificate from an officer of the Borrower to the effect that (i) no Default hereunder shall have occurred and be continuing; (ii) no Default under, and as defined in, the Existing Revolving Credit Agreement shall have occurred and be continuing; and (iii) each of the representations and warranties in Section 4.01 of this Agreement is true and correct on the date hereof.

(g) The Administrative Agent shall have received evidence that, on or prior to the Closing Date, the Borrower shall have (i) repaid in full the outstanding principal amount of each of the outstanding “Advances” and “Special Rate Loans” under, and as defined in, the Existing Revolving Credit Agreement, together with all accrued and unpaid interest thereon, all fees payable in respect thereof and all other amounts payable thereunder, and (ii) canceled each of the “Commitments” as defined therein.

(h) The Administrative Agent shall have received, on behalf of the Banks, a favorable opinion of Utah counsel for the Borrower, in form and substance and covering such matters as reasonably satisfactory to the Administrative Agent.

SECTION 3.02. Conditions Precedent to Each Borrowing. The obligation of each Bank to make an Advance in connection with any Borrowing shall be subject to the further conditions precedent that on the date of such Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Contract Borrowing or Notice of Auction Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

(i) the representations and warranties contained in Section 4.01 (excluding those contained in subsections (e) and (f)(ii) thereof and, in the event of a Borrowing for general corporate purposes, excluding those contained in subsection (k) thereof) are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

(ii) no Default or Event of Default has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah.

(b) The execution, delivery and performance by the Borrower of this Agreement are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Borrower’s charter or by-laws or (ii) any law or any contractual restriction binding on or affecting the Borrower.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement except such as have been duly obtained or made and are in full force and effect.

(d) This Agreement is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

(e) The statement of consolidated financial position of the Borrower and its consolidated Subsidiaries as at December 31, 2004, and the related statements of consolidated income, consolidated cash flows and changes in common stockholders’ equity of the Borrower and its consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, each as reported on by Deloitte & Touche LLP, present fairly, in all material respects, the financial position of the Borrower and its consolidated Subsidiaries as at such date and the results of the operations of the Borrower and its consolidated Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 2004, there has been no material adverse change in such financial position or operations of the Borrower and its consolidated Subsidiaries, taken as a whole.

(f) There is no pending or threatened action or proceeding affecting the Borrower or any of its consolidated Subsidiaries before any court, governmental agency or arbitrator, (i) which purports to affect the legality, validity or enforceability of this Agreement, or (ii) except as set forth in the Borrower’s annual report on Form 10-K for the fiscal year ended December 31, 2004 (copies of which have been furnished to each Bank), which may materially adversely affect the financial condition or operations of the Borrower or any of its Subsidiaries, taken as a whole.

(g) After applying the proceeds of each Advance and Special Rate Loan, not more than 25% of the value of the assets of the Borrower and its Subsidiaries (as determined in good faith by the Borrower) that are subject to Section 5.02(a) or Section 5.02(d) will consist of or be represented by Margin Stock.

(h) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or Special Rate Loan will be used for any purpose which violates the provisions of the regulations of the Board of Governors of the Federal Reserve System. If requested by any Bank or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Bank a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U, the statements made in which shall be such, in the opinion of each Bank, as to permit the transactions contemplated hereby in accordance with Regulation U.

(i) No Termination Event has occurred nor is reasonably expected to occur with respect to any Plan which may materially adversely affect the financial condition or operations of the Borrower and its Subsidiaries, taken as a whole. Neither the Borrower nor any of its ERISA Affiliates has incurred nor reasonably expects to incur any withdrawal liability under ERISA to any Multiemployer Plan which may materially adversely affect the financial condition or operations of the Borrower and its Subsidiaries, taken as a whole. Schedule B (Actuarial Information) to the 2003 annual report (Form 5500 Series) with respect to each Plan, copies of which have been filed with the Internal Revenue Service and furnished to each Bank, is complete and accurate in all material respects and in all material respects fairly presents the funding status of each Plan. No Reportable Event has occurred and is continuing with respect to any Plan which may materially adversely affect the financial condition or operations of the Borrower and its Subsidiaries, taken as a whole.

(j) The Borrower and its Subsidiaries are in compliance with all applicable laws and regulations relating to the environment or to the discharge, transport or storage of hazardous materials except to the extent that non-compliance therewith would not have a material adverse effect on the financial condition or operations of the Borrower and its Subsidiaries taken as a whole.

(k) Neither the Borrower nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

(l) (i) All written information concerning the Borrower and its Subsidiaries (excluding financial projections) that has been made available on or before the date of this Agreement to the Administrative Agent or any Bank by the Borrower or any of its representatives under this Agreement or in connection with the transactions contemplated hereby is, on and as of the date of this Agreement, correct in all material respects and does not contain, on and as of the date of this Agreement, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were made; (ii) all written information furnished after the date hereof by the Borrower or any of its representatives to the Administrative Agent and the Banks in connection with this Agreement and the transactions contemplated hereby will, on the date as of which such information is stated or certified, be correct in all material respects and will not, on the date as of which such information is stated or certified, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements are made; and (iii) all financial projections concerning the Borrower and its Subsidiaries that have been or will be prepared by the Borrower in writing and made available to the Administrative Agent or any Bank by the Borrower or any of its representatives under this Agreement or in connection with the transactions contemplated hereby have been or will be prepared in good faith based upon reasonable assumptions as of the date such projections were made available to the Administrative Agent or such Bank (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower, and that no assurance can be given that the projections will be realized).

ARTICLE V

COVENANTS OF THE BORROWER

SECTION 5.01. Affirmative Covenants. So long as any Advance or Special Rate Loan shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower will, and, in the case of Section 5.01(a), will cause its Subsidiaries to, unless the Majority Banks shall otherwise consent in writing:

(a) Keep Books; Corporate Existence; Maintenance of Properties; Compliance with Laws; Insurance.

(i) keep proper books of record and account, all in accordance with generally accepted accounting principles;

(ii) preserve and keep in full force and effect its existence, and preserve and keep in full force and effect its licenses, rights and franchises to the extent it deems necessary to carry on its business;

(iii) maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition, and from time to time make or cause to be made all needful and proper repairs, renewals, replacements and improvements, in each case to the extent it deems necessary to carry on its business;

(iv) use its reasonable efforts to comply in all material respects with all material applicable statutes, regulations and orders of, and all material applicable restrictions imposed by, any governmental agency in respect of the conduct of its business and the ownership of its properties, to the extent it deems necessary to carry on its business, except such as are being contested in good faith by appropriate proceedings; and

(v) insure and keep insured its properties in such amounts (and with such self-insurance and deductibles) as it deems necessary to carry on its business and to the extent available on premiums and other terms which the Borrower or any Subsidiary, as the case may be, deems appropriate. Any of such insurance may be carried by, through or with any captive or affiliated insurance company or by way of self-insurance as the Borrower or any Subsidiary, as the case may be, deems appropriate.

Nothing in this subsection shall prohibit the Borrower or any of its Subsidiaries from discontinuing any business, forfeiting any license, right or franchise or discontinuing the operation or maintenance of any of its properties to the extent it deems appropriate in the conduct of its business.

(b) Net Worth. Maintain a Net Worth of not less than $7,500,000,000. For purposes hereof, “Net Worth” means an excess of consolidated total assets over consolidated total liabilities of the Borrower and its consolidated Subsidiaries.

(c) Reporting Requirements. Furnish to each Bank:

(i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a statement of the consolidated financial position of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related statements of consolidated income and consolidated cash flows of the Borrower and its consolidated Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by a principal financial or accounting officer of the Borrower; provided that (1) the Borrower may deliver, in lieu of the foregoing, the quarterly report of the Borrower for such fiscal quarter on Form 10-Q filed with the Securities and Exchange Commission or any governmental authority succeeding to the functions of such Commission, but only so long as the financial statements contained in such quarterly report on Form 10-Q relate to the same companies and are substantially the same in content as the financial statements referred to in the preceding provisions of this clause (i) and (2) so long as the Borrower is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission which are available to the public without cost and each Bank may electronically access without cost such Form 10-Q on the Securities and Exchange Commission’s website or the Borrower’s website (except with respect to registration statements and reports to stockholders which are not available on the Borrower’s website), each Bank shall be deemed to have been furnished such Form 10-Q;

(ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the annual report for such year for the Borrower and its Subsidiaries, containing the consolidated financial statements of the Borrower and its consolidated Subsidiaries for such year and accompanied by a report thereon of

Deloitte & Touche LLP or other independent public accountants of nationally recognized standing; provided that (1) the Borrower may deliver, in lieu of the foregoing, the annual report of the Borrower for such year on Form 10-K filed with the Securities and Exchange Commission or any governmental authority succeeding to the functions of such Commission, but only so long as the financial statements contained in such annual report on Form 10-K relate to the same companies and are substantially the same in content as the financial statements referred to in the preceding provisions of this clause (i) and (2) so long as the Borrower is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission which are available to the public without cost and each Bank may electronically access without cost such Form 10-K on the Securities and Exchange Commission’s website or the Borrower’s website (except with respect to registration statements and reports to stockholders which are not available on the Borrower’s website), each Bank shall be deemed to have been furnished such Form 10-K;

(iii) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to its stockholders generally, and copies of all reports and registration statements (without exhibits) which the Borrower files with the Securities and Exchange Commission or any national securities exchange (other than registration statements relating to employee benefit plans); provided that, so long as the Borrower is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission which are available to the public without cost and each Bank may electronically access without cost such reports and registration statements on the Securities and Exchange Commission’s website or the Borrower’s website (except with respect to registration statements and reports to stockholders which are not available on the Borrower’s website), each Bank shall be deemed to have been furnished such reports and registration statements;

(iv) promptly after the filing or receiving thereof, copies of any notices of any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder which the Borrower or any Subsidiary files with the PBGC, or which the Borrower or any Subsidiary receives from the PBGC to the effect that proceedings or other action by the PBGC is to be instituted; and

(v) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Bank through the Administrative Agent may from time to time reasonably request.

(d) Notices. Promptly give notice to the Administrative Agent and each Bank:

(i) of the occurrence of any Default or Event of Default; and

(ii) of the commencement of any litigation, investigation or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental authority or arbitrator which, in the reasonable judgment of the Borrower, could have a material adverse effect on the business, operations, property or financial or other condition of the Borrower and its Subsidiaries, taken as a whole.

Each notice pursuant to this subsection shall be accompanied by a statement of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

(e) Certificates. Furnish to each Bank:

(i) concurrently with the delivery of the financial statements or Form 10-K referred to in Section 5.01(c)(ii), a letter signed by the independent public accountants certifying such financial statements to the effect that, in the course of the examination upon which their report for such fiscal year was based (but without any special or additional audit procedures for that purpose other than review of the terms and provisions of this Agreement), they did not become aware of any Default or Event of Default involving financial or accounting matters, or, if such accountants became aware of any such Default or Event of Default, specifying the nature thereof; and

(ii) concurrently with the delivery of the financial statements or Form 10-Q referred to in Section 5.01(c)(i), a certificate of a principal financial or accounting officer of the Borrower stating that, to the best of such officer’s knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default, except as specified in such certificate.

(f) Use of Proceeds. Use all of the proceeds of the Advances and Special Rate Loans for the general corporate purposes of, and to finance acquisitions by, the Borrower and its Subsidiaries, in each case in compliance with all applicable legal and regulatory requirements (including, without limitation, Regulations U and X and the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the regulations thereunder); provided that neither any Bank nor the Administrative Agent shall have any responsibility for the use of any of the proceeds of the Advances or Special Rate Loans.

SECTION 5.02. Negative Covenants. So long as any Advance or Special Rate Loan shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower will not, without the written consent of the Majority Banks:

(a) Liens, Etc. Create, assume, incur or suffer to exist, or permit any Subsidiary to create, assume, incur or suffer to exist, any Mortgage (as hereinafter defined) upon any stock or indebtedness, whether now owned or hereafter acquired, of any Domestic Subsidiary (as hereinafter defined), to secure any Debt of the Borrower or any other Person (other than the Advances and Special Rate Loans made hereunder), without in any such case making effective provision whereby all of the Advances and Special Rate Loans made hereunder shall be directly secured equally and ratably with such Debt, excluding, however, from the operation of the foregoing provisions of this paragraph (a) any Mortgage upon stock or indebtedness of any corporation existing at the time such corporation becomes a Domestic Subsidiary, or existing upon stock or indebtedness of a Domestic Subsidiary at the time of acquisition of such stock or indebtedness, and any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any such Mortgage; provided that (1) the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement; and (2) such Mortgage shall be limited to all or such part of the stock or indebtedness which secured the Mortgage so extended, renewed or replaced.

As used in this Section 5.02(a), the following terms shall have the following meanings notwithstanding any conflicting definition set forth in Section 1.01:

“Domestic Subsidiary” means a Subsidiary which is incorporated or conducting its principal operations within the United States of America or any state thereof or off the coast of the United States of America but within an area over which the United States of America or any state thereof has jurisdiction.

“Mortgage” means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind.

(b) Debt to Net Worth Restriction. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Debt if, immediately after giving effect to such Debt and to the receipt and application of any proceeds thereof, the aggregate amount of Debt of the Borrower and its consolidated Subsidiaries, on a consolidated basis, would exceed 200% of the total consolidated stockholders’ equity of the Borrower as shown on the most recent consolidated balance sheet required to be delivered to the Banks pursuant to Section 5.01(c).

(c) Restriction on Fundamental Changes. Enter into any transaction of merger or consolidation, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(i) the corporation formed by such consolidation or into which the Borrower is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Borrower substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia (the “Successor Corporation”) and shall expressly assume, by amendment to this Agreement executed by the Borrower and such Successor Corporation and delivered to the Administrative Agent, the due and punctual payment of the principal of and interest on the Advances and Special Rate Loans made hereunder and all other amounts payable under this Agreement and the performance or observance of every covenant hereof on the part of the Borrower to be performed or observed;

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Borrower would become subject to a Mortgage which would not be permitted by Section 5.02(a), the Borrower or the Successor Corporation, as the case may be, shall take such steps as shall be necessary effectively to secure the Advances and Special Rate Loans made hereunder equally and ratably with (or prior to) all indebtedness secured thereby; and

(iv) the Borrower shall have delivered to the Administrative Agent a certificate signed by an executive officer of the Borrower and a written opinion of counsel satisfactory to the Administrative Agent (who may be counsel to the Borrower), each stating that such transaction and such amendment to this Agreement comply with this Section 5.02(c) and that all conditions precedent herein provided for relating to such transaction have been satisfied.

(d) Prohibition of Sale of Certain Stock. Convey, sell, assign or otherwise transfer (or permit any Subsidiary to do so) any of the shares of capital stock of the Railroad now owned (directly or indirectly) or at any time hereafter acquired (directly or indirectly) by the Borrower, provided that nothing in this Section 5.02(d) will prohibit transfers of shares of capital stock of the Railroad to the Borrower or another Subsidiary of the Borrower or the merger or other consolidation of the Railroad with or into the Borrower or another Subsidiary of the Borrower.

(e) Compliance with ERISA. To the extent that any event or action set forth in clauses (i) through (iv) below would subject the Borrower and its Subsidiaries taken as a whole to any material liability to the PBGC or otherwise, (i) terminate, or permit any Subsidiary to terminate, any Plan; (ii) engage in, or permit any Subsidiary to engage in, any “prohibited transaction” (as defined in Section 4975 of the Code) involving any Plan; (iii) incur or suffer to exist, or permit any Subsidiary to incur or suffer to exist, any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, involving any Plan; or (iv) allow or suffer to exist, or permit any Subsidiary to allow or suffer to exist, any event or condition which presents a risk of incurring a liability to the PBGC by reason of termination of any Plan.

(f) Margin Stock. Permit more than 25%, after applying the proceeds of each Advance or Special Rate Loan, of the value of the assets of the Borrower and its Subsidiaries (as determined in good faith by the Borrower) that are subject to Section 5.02(a) or Section 5.02(d) to consist of or be represented by Margin Stock.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01. Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a) the Borrower shall fail to pay any principal of any Advance or Special Rate Loan when the same becomes due and payable; provided that if any such failure shall result from the malfunctioning or shutdown of any wire transfer or other payment system employed by the Borrower to make such payment or from an inadvertent error of a technical or clerical nature by the Borrower or any bank or other entity employed by the Borrower to make such payment, no Event of Default shall result under this paragraph (a) during the period (not in excess of two Business Days) required by the Borrower to make alternate payment arrangements; or

(b) the Borrower shall fail to pay any interest on any Advance or Special Rate Loan or any fee payable hereunder or under any agreement executed in connection herewith when the same becomes due and payable and such failure shall remain unremedied for ten days; or

(c) any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement (including, without limitation, any representation or warranty deemed made by the Borrower at the time of any Advance or Special Rate Loan pursuant to Article III) shall prove to have been incorrect in any material respect when made or deemed made; or

(d) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Bank; or

(e) an event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Debt of the Borrower (other than any such Debt owed to any Bank or an affiliate of any Bank if such event of default shall relate solely to a restriction on Margin Stock), whether such Debt now exists or shall hereafter be created, shall happen and shall result in Debt of the Borrower in excess of $75,000,000 principal amount becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such declaration shall not be rescinded or annulled; or the Borrower shall fail to pay at maturity (or within five calendar days after maturity) Debt of the Borrower in excess of $75,000,000 principal amount; or

(f) (i) the Borrower or the Railroad shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or the Railroad shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or the Railroad any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or the Railroad any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or the Railroad shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Borrower or the Railroad shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

(g) a Material Plan shall fail to maintain the minimum funding standards required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under Section 412(d), or a Material Plan is, shall have been or will be terminated or the subject of termination proceedings under ERISA, or the Borrower or any of its Subsidiaries or any ERISA Affiliate has incurred or will incur a liability to or on account of a Material Plan under Sections 4062, 4063 or 4064 of ERISA, and there shall result from any such event either a liability or a material risk of incurring a liability to the PBGC or a Material Plan (or a related trust) which will have a material adverse effect upon the business, operations or the condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole; or

(h) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with withdrawal liabilities (determined as of the date of such notification), will have a material adverse effect upon the business, operations or the condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of Banks having more than 50% of the Commitments, by notice to the Borrower, declare the obligation of each Bank to make Contract Advances (and to make any Auction Advances and Special Rate Loans that such Bank has theretofore committed to make) to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of Banks owed more than 50% of the then aggregate unpaid principal amount of the Advances and Special Rate Loans owing to Banks, by notice to the Borrower, declare the Advances and Special Rate Loans, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances and Special Rate Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any of its Subsidiaries under the Federal Bankruptcy Code, (A) the obligation of each Bank to make Contract Advances (and to make any Auction Advances and Special Rate Loans that such Bank has theretofore committed to make) shall automatically be terminated and (B) the Advances and Special Rate Loans, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

ARTICLE VII

THE ADMINISTRATIVE AGENT, ETC.

SECTION 7.01. Authorization and Action. Each Bank hereby appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the amounts due hereunder), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Advances and Special Rate Loans; provided that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Bank prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement. Each of the Co-Syndication Agents, Co-Documentation Agents, Sole Lead Arranger and Sole Bookrunner named on the cover page hereof shall have no duties, responsibilities or liabilities whatsoever under this Agreement (other than in its capacity, if any, as a Bank hereunder).

SECTION 7.02. Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (iv) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (including, without limitation, by telecopy) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 7.03. JPMCB and Affiliates. With respect to its Commitment and the Advances and Special Rate Loans made by it, JPMCB shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent; and the term “Bank” or “Banks” shall, unless otherwise expressly indicated, include JPMCB in its individual capacity. JPMCB and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its subsidiaries and any Person who may do business with or own securities of the Borrower or any such subsidiary or affiliate, all as if JPMCB were not the Administrative Agent and without any duty to account therefor to the Banks.

SECTION 7.04. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

SECTION 7.05. Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower), ratably as computed as set forth below from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any of them in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent. Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses payable by the Borrower under Section 8.04, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 7.05, ratable allocations among the Banks shall be made (i) in respect of any demand by the Administrative Agent prior to a declaration made pursuant to clause (ii) of Section 6.01, according to the respective amounts of their Commitments and (ii) thereafter according to the respective principal amounts of the Advances and Special Rate Loans then outstanding to them (or, if there are no Advances or Special Rate Loans at the time outstanding, according to the respective amounts of their Commitments as most recently in effect).

SECTION 7.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent with the consent of the Borrower (which consent shall not be required if at the time of such appointment any Default or Event of Default has occurred and is continuing). If no successor Administrative Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the Majority Banks’ removal of the retiring Administrative Agent, as applicable, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $75,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:

(a) no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (1) waive any of the conditions specified in Section 3.01, (2) waive any of the conditions specified in Section 3.02 (if and to the extent that the Borrowing which is the subject of such waiver would involve an increase in the aggregate outstanding amount of Advances over the aggregate amount of Advances outstanding immediately prior to such Borrowing), (3) increase or extend the Commitments of the Banks or subject the Banks to any additional obligations, (4) reduce the principal of, or interest on, the Contract Advances or any fees or other amounts payable hereunder, (5) postpone any date fixed for any payment of principal of, or interest on, the Contract Advances or any fees or other amounts payable hereunder, (6) make any change which would alter the percentage of the Commitments or of the aggregate unpaid principal amount of the Contract Advances, Auction Advances or Special Rate Loans, or the number of Banks, which shall otherwise be required for the Banks or any of them to take any action hereunder or (7) amend this Section 8.01;

(b) no amendment, waiver or consent shall, unless in writing and signed by the Bank holding an Auction Advance at such time, (1) reduce the principal of, or interest on, such Auction Advance or any fees or other amounts payable hereunder or thereunder with respect thereto, (2) postpone any date fixed for any payment of principal of, or interest on, such Auction Advance or any fees or other amounts payable hereunder or thereunder with respect thereto, or (3) subject such Bank to any additional obligations with respect to such Bank’s Auction Advance;

(c) no amendment, waiver or consent shall, unless in writing and signed by the Bank holding a Special Rate Loan at such time, (1) reduce the principal of, or interest on, such Special Rate Loan or any fees or other amounts payable with respect thereto, (2) postpone any date fixed for any payment of principal of, or interest on, such Special Rate Loan or any fees or other amounts payable with respect thereto, or (3) subject such Bank to any additional obligations with respect to such Bank’s Special Rate Loan; and

(d) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement.

SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopy communication) and telecopied, mailed first class or certified mail or delivered, if to the Borrower, at its address at 1400 Douglas Street, Stop 1920, Omaha, NE 68179, Attention: Vice President and Treasurer, telephone number (402) 544-6111, telecopier number (402) 501-0362; if to any Bank at its Domestic Lending Office and if to the Administrative Agent, at its address at JPMorgan Chase Bank, N.A., 1111 Fannin – 10, Houston, Texas 77002, Attention: Alice H. Telles, Account Manager, telecopier number (713) 750-2938, with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, 4th Floor, New York, New York 10017, Attention: Robert P. Kellas, telecopier number (212) 270-3972; or, as to the Borrower, any Bank or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when telecopied or mailed, be effective when sent by telecopy or three days after deposited in the mails, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or VII shall not be effective until received by the Administrative Agent. The Administrative Agent shall be entitled to rely on any oral notice made pursuant to Section 2.03(v) believed by it to be genuine and made by the proper party or parties, and the Borrower and the Banks, as the case may be, agree to be conclusively bound by the Administrative Agent’s records in respect of any such notice.

SECTION 8.03. No Waiver; Remedies. No failure on the part of any Bank or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.04. Costs, Expenses and Taxes.

(a) The Borrower agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement, and all costs and reasonable expenses, if any (including, without limitation, reasonable counsel fees and expenses), incurred by the Administrative Agent or any Bank in connection with the “work-out” or other enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other documents to be delivered hereunder. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution and delivery of this Agreement and agrees to save the Administrative Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

(b) If (i) any payment of principal of any Adjusted CD Rate Advance or Eurodollar Rate Contract Advance or Auction Advance or Special Rate Loan is made (1) by the Borrower to or for the account of a Bank other than on the last day of the Interest Period for such Contract Advance, or on the maturity date of such Auction Advance (other than prepayment of a Fixed Rate Auction Advance in accordance with any prepayment provisions applicable thereto) or Special Rate Loan, as the case may be, or as a result of a payment pursuant to Section 2.07(d), or as a result of acceleration of the maturity of the Advances and Special Rate Loans pursuant to Section 6.01 or for any other reason, or (2) by an Eligible Assignee to a Bank other than on the last day of the Interest Period (or the final maturity date in the case of an Auction Advance or Special Rate Loan) for such Advance or Special Rate Loan upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by the Borrower pursuant to Section 8.07(a), or an assignment of rights and obligations under this Agreement pursuant to Section 2.17 as a result of a demand by the Borrower, or (ii) the Borrower fails to convert or continue any Contract Advance hereunder after irrevocable notice of such conversion or continuation has been given pursuant to Section 2.04, then the Borrower shall, upon demand by the affected Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or failure, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Advance. A certificate of such Bank setting forth the amount demanded hereunder and the basis therefor shall, in the absence of manifest error, be conclusive and binding for all purposes.

SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advances and Special Rate Loans due and payable pursuant to the provisions of Section 6.01, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Advances and Special Rate Loans made by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Bank and their respective successors and assigns.

SECTION 8.07. Assignments and Participations.

(a) Each Bank may and, if demanded by the Borrower pursuant to subsection (g) hereof, shall assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances and Special Rate Loans owing to it); provided that (i) each such assignment shall (except in the case of outstanding Auction Advances and Special Rate Loans) be of a constant, and not a varying, percentage of all of the rights and obligations of the Banks under this Agreement, (ii) the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (x) the amount set forth opposite the name of such Bank on Schedule I to this Agreement or in the Assignment and Acceptance pursuant to which the assigning Bank became a Bank, and (y) $25,000,000, and shall be an integral multiple of $1,000,000, unless otherwise agreed by the Borrower and the Administrative Agent, (iii) each such assignment shall be to an Eligible Assignee and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each

Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto), provided that the obligations of the Borrower to the Bank assignor described in Sections 2.02(b), 2.11, 2.12, 2.15, 8.04 and 8.12 that arose prior to such assignment, and the obligations of the Bank assignor described in Sections 7.05 and 8.10 that arose prior to such assignment, shall survive the making of such assignment, notwithstanding that such Bank assignor may cease to be a “Bank” hereunder. Notwithstanding the foregoing, any Bank assigning its rights and obligations under this Agreement may retain any Auction Advances and any Special Rate Loans made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Advances and Special Rate Loans so retained until such Advances and Special Rate Loans have been repaid in full in accordance with this Agreement.

Notwithstanding anything to the contrary contained in this Agreement, any Bank (a “Granting Bank”) may grant to a special purpose vehicle (an “SPV”) affiliated with such Granting Bank (identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrower) the option to provide to the Borrower all or any part of any Advances or Special Rate Loans that such Granting Bank would otherwise be obligated to make to the Borrower pursuant to Article II, provided that (i) nothing herein shall constitute a commitment by any SPV to make any Advances or Special Rate Loans, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Advances or Special Rate Loans, the Granting Bank shall be obligated to make such Advances or Special Rate Loans pursuant to the terms hereof automatically and without any action by any other Person and (iii) the Borrower may bring any proceeding against either the Granting Bank or the SPV in order to enforce any rights of the Borrower hereunder. The making of an Advance or Special Rate Loan by an SPV hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Advance or Special Rate Loan were made by the Granting Bank. Each party hereto hereby agrees that no SPV shall be liable for any payment under this Agreement for which a Bank would otherwise be liable, for so long as, and to the extent, the related Granting Bank makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof arising out of any claim against such SPV under this Agreement. In addition, notwithstanding anything to the contrary contained in this Agreement (1) any SPV may with notice to (but without the prior written consent of) the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Advances or Special Rate Loans to its Granting Bank or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support (if any) with respect to commercial paper issued by such SPV to fund such Advances or Special Rate Loans; and (2) such SPV may disclose, on a confidential basis, confidential information with respect to the Borrower and its Subsidiaries to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit liquidity enhancement to such SPV. This paragraph may not be amended without the consent of each SPV at the time holding Advances or Special Rate Loans under this Agreement.

(b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee, except for any required consent of the Borrower; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

(c) The Administrative Agent shall maintain at its first address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Advances owing to, each Bank from time to time (the “Register”). Subject to Section 2.14(f), the entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

(d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to the Borrower and (iv) send a copy thereof to the Borrower.

(e) Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances or Special Rate Loans owing to it); provided that (i) such Bank’s obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement and (iv) such Bank shall not agree with any such bank or other financial institution to permit such bank or other financial institution to enforce the obligations of the Borrower relating to the Advances or any Special Rate Loan or to approve of any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers with respect to any decrease in any fees payable hereunder or the amount of principal or rate of interest which is payable in respect of such Advances or Special Rate Loan or any extension of the dates fixed for the payment thereof).

(f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any information relating to the Borrower or this Agreement received by it from such Bank in accordance with Section 8.10.

(g) If any Bank shall make demand for payment under or shall notify the Borrower that it is affected by an event described in Section 2.11 or 2.15 hereunder or shall notify the Administrative Agent pursuant to Section 2.13 hereunder, then within 15 days after such demand or such notice, the Borrower may (i) demand that such Bank assign in accordance with this Section 8.07 to one or more Eligible Assignees designated by the Borrower all (but not less than all) of such Bank’s Commitment and the Advances and Special Rate Loans owing to it within the next succeeding 30 days, provided that, if any such Eligible Assignee designated by the Borrower shall fail to consummate such assignment on terms acceptable to such Bank, or if the Borrower shall fail to designate any such Eligible Assignees for all or part of such Bank’s Commitment, Advances and Special Rate Loans, then such Bank may assign such Commitment, Advances and Special Rate Loans to any other Eligible Assignee in accordance with this Section 8.07 during such 30-day period or (ii) terminate all (but not less than all) of such Bank’s Commitment and repay all (but not less than all) of such Bank’s Advances and Special Rate Loans not so assigned on or before such 30th day in accordance with Sections 2.06 and 2.07(d) hereof (but without the requirements stated therein for ratable treatment of the Banks). Nothing in this Section 8.07(g) shall relieve the Borrower of its obligations for payment under Section 2.11 or 2.15 arising prior to an assignment or termination pursuant hereto.

(h) Any Bank may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank; provided that no such assignment shall release a Bank from any of its obligations hereunder. In connection with any such assignment or proposed assignment, the Borrower will, promptly upon the request of any Bank, execute and deliver to such Bank a note evidencing the Borrower’s obligations hereunder, in a form mutually satisfactory to the Borrower and such Bank.

(i) This Section 8.07 sets forth the exclusive manner by which a Bank may assign its rights and obligations hereunder or sell participations in or to its rights and obligations hereunder.

(j) Each Bank agrees to notify the Borrower of any assignment of or grant of a participating interest in any Advance or Special Rate Loan, and of the identity of the assignee or participant.

(k) The Borrower may not assign or delegate any rights or obligations hereunder without the prior written consent of each Bank.

SECTION 8.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 8.09. Submission to Jurisdiction; Service of Process; Jury Trial. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower shall at all times continue to be qualified to do business in and maintain an office in New York or, alternatively, shall maintain an agent for service of process in New York and shall provide the Administrative Agent with notice of the identity of such agent, such appointment to be documented in a manner satisfactory to the Administrative Agent. The Borrower hereby agrees that service of process in any such proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address referred to in Section 8.02. The Borrower irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THIS AGREEMENT, THE ADVANCES, THE SPECIAL RATE LOANS OR THE ACTIONS OF THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY BANK IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

SECTION 8.10. Treatment of Certain Information; Confidentiality.

(a) The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Bank or by one or more subsidiaries or affiliates of such Bank and the Borrower hereby authorizes each Bank to share any information delivered to such Bank by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, with any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) below as if it were a Bank hereunder. Such authorization shall survive the repayment of the Advances and Special Rate Loans and the termination of the Commitments.

(b) Each Bank and the Administrative Agent agrees that it will not disclose without the prior consent of the Borrower (other than to its affiliates and to its and its affiliates’ directors, employees, auditors and counsel who are informed of and agree to respect the confidential nature of such information, and then only on a “need to know” basis in connection with this Agreement) any information (the “Information”) with respect to the Borrower (or its business) which is furnished by or on behalf of the Borrower to such Bank or to the Administrative Agent in connection with this Agreement; provided that the Banks and the Administrative Agent may disclose any such Information (i) that is or has become generally available to the public (other than as a result of a disclosure in violation of this Section 8.10) or is or becomes available to the Banks and the Administrative Agent on a non-confidential basis from a source other than the Borrower or its agents (unless, to the actual knowledge of the recipient Bank or the Administrative Agent, such information was provided by such source in violation of a confidentiality agreement), (ii) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (iii) in order to comply with any applicable law or regulation, or in accordance with any order, ruling or regulatory practice of any bank regulatory agency (including, without limitation, the Board of Governors of the Federal Reserve System or any foreign bank regulatory agency) having or claiming jurisdiction over the relevant Bank or the Administrative Agent, and (iv) to a proposed assignee or participant in connection with any proposed assignment or participation permitted under Section 8.07 as provided in Section 8.07(f), or to a proposed contractual counterparty (or its advisors) to any securitization, hedge or other derivative transaction relating to a party’s obligations hereunder, provided that such proposed assignee, participant or counterparty agrees in writing to be bound by the confidentiality provisions of this Section 8.10.

(c) In the event that any Bank or any Person receiving Information from such Bank becomes legally compelled to disclose any of the Information or the existence of this Agreement (other than to any bank regulatory agency referred to in Section 8.10(b)(iii) in the course of customary audits of the relevant Bank), such Bank shall provide the Borrower with notice of such event promptly upon obtaining knowledge thereof (provided that such notice is not otherwise prohibited by law) so that the Borrower may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, such Bank shall furnish only that portion of the Information which in its reasonable opinion it is legally required to disclose and shall disclose such Information in a manner reasonably designed to preserve its confidential nature.

(d) Each Bank acknowledges that disclosure of Information in violation of this Section 8.10 could have serious consequences, and agrees that, in the event of any breach of this Section 8.10 by any Bank or its representatives, the Borrower will be entitled to equitable relief (including injunctive relief and specific performance) in addition to all other remedies available to it at law or in equity.

(e) The confidentiality obligations of any proposed assignee that has executed a confidentiality letter prior to the date on which it becomes a Bank hereunder pursuant to Section 8.07(a) shall be superseded by this Section 8.10 upon the date upon which such assignee becomes a Bank.

(f) Each Bank’s obligations and all of the Borrower’s rights and remedies under this Section 8.10 shall survive any reduction in the Commitments, the termination of this Agreement or the return or destruction of the Information, in each case until the date one year after the termination of this Agreement.

SECTION 8.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 8.12. Indemnification.

(a) The Borrower agrees to indemnify and hold harmless the Administrative Agent and each Bank and each of their respective officers, directors, employees, agents, advisors and representatives (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and reasonable expenses (including, without limitation, fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto, arising out of or in connection with or relating to this Agreement or the transactions contemplated hereby or any use made or proposed to be made with the proceeds of the Advances or Special Rate Loans, whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its Subsidiaries, shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto, and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense (i) results from such Indemnified Party’s gross negligence or willful misconduct or (ii) arises out of a final, non-appealable judgment against such Indemnified Party in favor of the Borrower on the basis of a breach of this Agreement. The foregoing indemnification shall not cover any such claims, damages, losses, liabilities or expenses relating to (i) any income, stamp or other taxes, imports, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by the United States or any political subdivision or taxing authority thereof or therein (including Puerto Rico) or of the country in which any Bank’s principal office or Applicable Lending Office may be located or any political subdivision or taxing authority thereof or therein; (ii) any costs (whenever imposed) to any Bank of agreeing to make or making, funding or maintaining any Advances or Special Rate Loans; or (iii) any capital required or expected to be maintained by any Bank or any corporation controlling such Bank as a result of such Bank’s Commitment or its Advances or Special Rate Loans, but in each case without prejudice to Sections 2.02(b), 2.11, 2.12, 2.15 and 8.04.

(b) The Borrower agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Borrower or any of its Subsidiaries, shareholders or creditors or any other Person for or in connection with the transactions contemplated hereby, except to the extent such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct; provided that (1) nothing in this clause (b) shall be deemed to constitute a waiver of any claim the Borrower may hereafter have for breach by any party of this Agreement; and (2) in no event shall any Indemnified Party be liable for any indirect or consequential damages.

SECTION 8.13. USA PATRIOT Act. Each Bank hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank to identify the Borrower in accordance with said Act. The U.S. Federal Tax Identification No. of the Borrower is 13-2626465.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

UNION PACIFIC CORPORATION

By	/s/ MARY S. JONES
	Name:	Mary S. Jones
	Title:	Vice President and Treasurer

5-YEAR CREDIT AGREEMENT (2005)

JPMORGAN CHASE BANK, N.A. as Administrative Agent

By	/s/ ROBERT P. KELLAS
	Name:	Robert P. Kellas
	Title:	Vice President

5-YEAR CREDIT AGREEMENT (2005)

BANK OF AMERICA, N.A., as Co-Syndication Agent

By	/s/ SHARON BURKS HOROS
	Name:	Sharon Burks Horos
	Title:	Vice President

5-YEAR CREDIT AGREEMENT (2005)

CITIBANK, N.A., as Co-Syndication Agent

By	/s/ CAROLYN KEE
	Name:	Carolyn Kee
	Title:	Vice President

5-YEAR CREDIT AGREEMENT (2005)

BNP PARIBAS, as Co-Documentation Agent

By	/s/ HENRY SETINA
	Name:	Henry Setina
	Title:	Director

By	/s/ JEFF TEBEAUX
	Name:	Jeff Tebeaux
	Title:	Vice President

5-YEAR CREDIT AGREEMENT (2005)

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as Co-Documentation Agent,

By	/s/ JAY CHALL
	Name:	Jay Chall
	Title:	Director

By	/s/ KARIM BLASETTI
	Name:	Karim Blasetti
	Title:	Associate

5-YEAR CREDIT AGREEMENT (2005)

INITIAL LENDERS

JPMORGAN CHASE BANK, N.A.

By	/s/ ROBERT P. KELLAS
	Name:	Robert P. Kellas
	Title:	Vice President

5-YEAR CREDIT AGREEMENT (2005)

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch

By	/s/ JAY CHALL
	Name:	Jay Chall
	Title:	Director

By	/s/ KARIM BLASETTI
	Name:	Karim Blasetti
	Title:	Associate

5-YEAR CREDIT AGREEMENT (2005)

BANK OF AMERICA, N.A.

By	/s/ SHARON BURKS HOROS
	Name:	Sharon Burks Horos
	Title:	Vice President

5-YEAR CREDIT AGREEMENT (2005)

BNP PARIBAS

By	/s/ HENRY SETINA
	Name:	Henry Setina
	Title:	Director

By	/s/ JEFF TEBEAUX
	Name:	Jeff Tebeaux
	Title:	Vice President

5-YEAR CREDIT AGREEMENT (2005)

CITIBANK, N.A.

By	/s/ CAROLYN KEE
	Name:	Carolyn Kee
	Title:	Vice President

5-YEAR CREDIT AGREEMENT (2005)

BARCLAYS BANK PLC

By	/s/ NICHOLAS A. BELL
	Name:	Nicholas A. Bell
	Title:	Director

5-YEAR CREDIT AGREEMENT (2005)

MORGAN STANLEY BANK

By	/s/ DANIEL TWENGE
	Name:	Daniel Twenge
	Title:	Vice President

5-YEAR CREDIT AGREEMENT (2005)

BANK OF TOKYO-MITSUBISHI TRUST COMPANY

By	/s/ A. BERNSTEIN
	Name:	A. Bernstein
	Title:	Assistant Vice President

5-YEAR CREDIT AGREEMENT (2005)

SUNTRUST BANK

By	/s/ NED SPITZER
	Name:	Ned Spitzer
	Title:	Vice President

5-YEAR CREDIT AGREEMENT (2005)

UFJ BANK LIMITED

By	/s/ JOHN T. FEENEY
	Name:	John T. Feeney
	Title:	Vice President

5-YEAR CREDIT AGREEMENT (2005)

SUMITOMO MITSUI BANKING CORPORATION

By	/s/ AL GALLUZZO
	Name:	Al Galluzzo
	Title:	Senior Vice President

5-YEAR CREDIT AGREEMENT (2005)

U.S. BANK

By	/s/ KAREN NELSON
	Name:	Karen Nelson
	Title:	Vice President

5-YEAR CREDIT AGREEMENT (2005)

ABN AMRO BANK N.V.

By	/s/ TERRENCE J. WARD
	Name:	Terrence J. Ward
	Title:	Senior Vice President

By	/s/ PETER J. HALLAN
	Name:	Peter J. Hallan
	Title:	Vice President

5-YEAR CREDIT AGREEMENT (2005)

MELLON BANK, N.A.

By	/s/ MARK F. JOHNSON
	Name:	Mark F. Johnson
	Title:	First Vice President

5-YEAR CREDIT AGREEMENT (2005)

THE NORTHERN TRUST COMPANY

By	/s/ ALEX NIKOLOV
	Name:	Alex Nikolov
	Title:	Second-Vice President

5-YEAR CREDIT AGREEMENT (2005)

MERRILL LYNCH BANK USA

By	/s/ LOUIS ALDER
	Name:	Louis Alder
	Title:	Director

5-YEAR CREDIT AGREEMENT (2005)

WELLS FARGO BANK, N.A.

By	/s/ ZACHARY JOHNSON
	Name:	Zachary Johnson
	Title:	Vice President

5-YEAR CREDIT AGREEMENT (2005)

THE BANK OF NEW YORK

By	/s/ MARK WRIGLEY
	Name:	Mark Wrigley
	Title:	Vice President

5-YEAR CREDIT AGREEMENT (2005)

SCHEDULE I

UNION PACIFIC CORPORATION

Name of Bank	Commitment
JPMorgan Chase Bank, N.A.	$113,750,000.00
Credit Suisse First Boston	$85,000,000.00
Bank of America, N.A	$85,000,000.00
BNP Paribas	$85,000,000.00
Citibank, N.A.	$85,000,000.00
Barclays Bank PLC	$85,000,000.00
Morgan Stanley Bank	$65,000,000.00
Bank of Tokyo-Mitsubishi Trust Company	$65,000,000.00
SunTrust Bank	$50,000,000.00
Sumitomo Mitsui Banking Corporation	$50,000,000.00
U.S. Bank	$50,000,000.00
ABN AMRO Bank N.V.	$37,500,000.00
Mellon Bank, N.A.	$31,250,000.00
The Northern Trust Company	$25,000,000.00
Merrill Lynch Bank USA	$25,000,000.00
UFJ Bank Limited	$25,000,000.00
Wells Fargo Bank, N.A.	$25,000,000.00
The Bank of New York	$12,500,000.00

Total	$1,000,000,000.00

SCHEDULE II

Union Pacific Corporation

List of Existing Mortgages

None.

EXHIBIT A-1

Notice of Contract Borrowing

                        [Date]

JPMorgan Chase Bank, N.A., as Administrative

Agent for the Banks parties to the

Credit Agreement referred to below

270 Park Avenue

New York, New York 10017

Attention: Robert P. Kellas

JPMorgan Chase Bank, N.A.

1111 Fannin – 10

Houston, Texas 77002

Attention: Alice H. Telles, Account Manager

Ladies and Gentlemen:

The undersigned, Union Pacific Corporation, refers to the $1,000,000,000 5-Year Revolving Credit Agreement, dated as of March 23, 2005 (as amended, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, certain Banks and JPMorgan Chase Bank, N.A., as Administrative Agent for said Banks, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Contract Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Contract Borrowing (the “Proposed Contract Borrowing”) as required by Section 2.02(a) of the Credit Agreement:

(i) The Business Day of the Proposed Contract Borrowing is                                     , 20    .

(ii) The Type of Contract Advances comprising the Proposed Contract Borrowing is [Adjusted CD Rate Advances] [Alternate Base Rate Advances] [Eurodollar Rate Contract Advances].

(iii) The aggregate amount of the Proposed Contract Borrowing is $                    .

(iv) The Interest Period for each Contract Advance made as part of the Proposed Contract Borrowing is [         days] [     months[s]].

Very truly yours,

UNION PACIFIC CORPORATION

By:
Title:

EXHIBIT A-2

Notice of Auction Borrowing

                        [Date]

JPMorgan Chase Bank, N.A., as Administrative

Agent for the Banks parties to the

Credit Agreement referred to below

270 Park Avenue

New York, New York 10017

Attention: Robert P. Kellas

JPMorgan Chase Bank, N.A.

1111 Fannin – 10

Houston, Texas 77002

Attention: Alice H. Telles, Account Manager

Ladies and Gentlemen:

The undersigned, Union Pacific Corporation, refers to the $1,000,000,000 5-Year Revolving Credit Agreement, dated as of March 23, 2005 (as amended, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, certain Banks and JPMorgan Chase Bank, N.A., as Administrative Agent for said Banks, and hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests an Auction Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Auction Borrowing (the “Proposed Auction Borrowing”) is requested to be made:

1.	Date of Auction Borrowing	____________________
2.	Type of Auction Advances
comprising the Proposed
Auction Borrowing
(Eurodollar Rate Auction
Advance or Fixed Rate
	Auction Advance)	____________________
3.	Amount of Auction Borrowing	____________________
4.	Maturity date	____________________
5.	Interest payment date(s)	____________________
6.	Prepayment provisions	____________________
7.	_________________________	____________________
8.	_________________________	____________________

Very truly yours,

UNION PACIFIC CORPORATION

By:
Title:

EXHIBIT B

Assignment and Acceptance

Dated                                 ,

Reference is made to the $1,000,000,000 5-Year Revolving Credit Agreement, dated as of March 23, 2005 (as amended, the “Credit Agreement”), among Union Pacific Corporation, a Utah corporation (the “Borrower”), the Banks and JPMorgan Chase Bank, N.A., as Administrative Agent for the Banks (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.

                                          (the “Assignor”) and                                      (the “Assignee”) agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, without recourse and without any representations and warranties of the Assignor except as specifically set forth below, and the Assignee hereby purchases and assumes from the Assignor, a portion of the Assignor’s rights and obligations under the Credit Agreement as of the Effective Date (as defined below) equal to a             %1 interest in and to all of the rights and obligations of the Banks under the Credit Agreement (including, without limitation, such percentage interest in the Commitments as in effect on the Effective Date and the [Contract] Advances [and Special Rate Loans]2, if any, outstanding on the Effective Date).

2. The Assignor (i) represents and warrants that as of the date hereof its Commitment (without giving effect to assignments thereof which have not yet become effective) is $                     and the aggregate outstanding principal amount of [Contract] Advances [and Special Rate Loans]2 owing to it (without giving effect to assignments thereof which have not yet become effective) is $                    ; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee, except for any required consent of the Borrower; (iv) appoints and authorizes the Administrative Agent to take such

[1]	Specify percentage to no more than four decimal points.

[2]	Include if Special Rate Loans are to be assigned.

action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (vi) specifies as its CD Lending Office, Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof.

4. The effective date for this Assignment and Acceptance shall be                                          (the “Effective Date”).3 Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent.

5. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement, except as otherwise expressly provided therein.

6. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[3]	See Section 8.07(a) of the Credit Agreement. Such date shall be at least three Business Days after the execution of this Assignment and Acceptance.

Accepted this day
of , 20

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Title:

Consented this day
of , 20

UNION PACIFIC CORPORATION

By:
Title:

EXHIBIT C

[FORM OF OPINION OF COUNSEL FOR THE BORROWER]

                                         March 23, 2005

To each of the Banks party to the

$1,000,000,000 5-Year Revolving

Credit Agreement, dated as of

March 23, 2005 among Union

Pacific Corporation, said Banks,

and JPMorgan Chase Bank, N.A., as

Administrative Agent for said Banks; and

To JPMorgan Chase Bank, N.A.,

as Administrative Agent

I am the Assistant General Counsel of Union Pacific Corporation, a Utah corporation (the “Borrower”), and have acted in such capacity in connection with the execution and delivery of the $1,000,000,000 5-Year Revolving Credit Agreement, dated as of March 23, 2005 (the “Agreement”), among the Borrower, the Banks parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

This opinion is delivered to you pursuant to subsection 3.01(c) of the Agreement. Terms used herein which are defined in the Agreement shall have the respective meanings set forth in the Agreement, unless otherwise defined herein.

In connection with this opinion, I or attorneys under my supervision have examined executed copies of the Agreement and such corporate documents and records of the Borrower and its Subsidiaries, certificates of public officials and officers of the Borrower and its Subsidiaries, and such other documents, as I have deemed necessary or appropriate for the purposes of this opinion. In stating my opinion, I have assumed the genuineness of all signatures of, and the authority of, persons signing the Agreement on behalf of parties thereto other than the Borrower, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies.

Based upon the foregoing, I am of the opinion that:

1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah.

2. The execution, delivery and performance by the Borrower of the Agreement are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower’s charter or by-laws or (ii) any law, statute, regulation or order of any governmental agency or (iii) to the best of my knowledge, any contractual restriction binding on or affecting the Borrower. The Agreement has been duly executed and delivered by the Borrower.

3. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Agreement.

4. The Agreement is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

5. There is no pending or threatened action or proceeding affecting the Borrower or any of its consolidated Subsidiaries before any court, governmental agency or arbitrator, (i) which purports to affect the legality, validity or enforceability of the Agreement, or (ii) except as set forth in the Borrower’s annual report on Form 10-K for the fiscal year ended December 31, 2004, which may materially adversely affect the financial condition or operations of the Borrower or any of its Subsidiaries, taken as a whole.

The foregoing opinions are subject to the following comments and qualifications:

(A) The enforceability of Section 8.12 of the Agreement may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involved gross negligence, recklessness, willful misconduct or unlawful conduct.

(B) The enforceability of provisions in the Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

(C) I express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New York) that limit the interest, fees, or other charges such Bank may impose, (ii) the last sentence of Section 2.16 of the Agreement, (iii) the first sentence of Section 8.09 of the Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy relating to the Agreement, and (iv) the waiver of inconvenient forum set forth in Section 8.09 of the Agreement with respect to proceedings in Federal courts.

I am a member of the Bar of the State of New York and do not purport to be an expert on any laws other than the laws of the State of New York and the Federal laws of the United States of America, and except as provided in the next sentence, this opinion is limited to the present law of such State and the present Federal law of the United States of America. To the extent that this opinion relates to matters under the laws of the State of Utah, I have relied on the opinion of J. Clare Williams, Esq., General Solicitor in Utah for Union Pacific Railroad Company and Utah counsel for the Borrower, a copy of which is attached hereto. Such opinion is satisfactory in form and substance to me and I believe that you and I are justified in relying thereon.

Very truly yours,

                                         March 23, 2005

James J. Theisen, Jr., Esq.

Union Pacific Corporation

1400 Douglas Street

Omaha, Nebraska 68179

To each of the Banks a party to the

$1,000,000,000 5-Year Revolving

Credit Agreement, dated as of

the date hereof, among Union Pacific

Corporation, said Banks, and JPMorgan

Chase Bank, N.A., as Administrative Agent

for said Banks; and

To JPMorgan Chase Bank, N.A., as

Administrative Agent

As Utah counsel for Union Pacific Corporation, a Utah corporation (the “Borrower”), I am familiar with the $1,000,000,000 5-Year Revolving Credit Agreement, dated as of the date hereof (the “Agreement”), among the Borrower, the Banks parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Terms used herein which are defined in the Agreement shall have the respective meanings set forth in the Agreement, unless otherwise defined herein.

In connection with this opinion, I have examined copies of the Agreement and such corporate documents and records of the Borrower and its Subsidiaries, certificates of public officials and officers of the Borrower and its Subsidiaries, and such other documents as I have deemed necessary or appropriate for the purposes of this opinion. In stating my opinion, I have assumed the genuineness of all signatures of, and the authority of, persons signing the Agreement on behalf of parties thereto other than the Borrower, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies.

Based upon the foregoing, I am of the opinion that:

1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah.

2. The execution, delivery, and performance by the Borrower of the Agreement are within the Borrower’s corporate powers and do not contravene any Utah law, statute, regulation or order of any governmental agency in the State of Utah.

3. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body of the State of Utah is required for the due execution, delivery, and performance by the Borrower of the Agreement.

4. Insofar as the laws of the State of Utah may be applicable, the Agreement is a legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

The foregoing opinions are subject to the following comments and qualifications:

(A) The enforceability of Section 8.12 of the Agreement may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party, for liability for its own action or inaction, to the extent the action or inaction involved gross negligence, recklessness, willful misconduct or unlawful conduct.

(B) The enforceability of provisions in the Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

(C) I express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of Utah) that limit the interest, fees, or other charges such Bank may impose, (ii) the last sentence of Section 2.16 of the Agreement, (iii) the first sentence of Section 8.09 of the Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy relating to the Agreement, and (iv) the waiver of inconvenient forum set forth in Section 8.09 of the Agreement with respect to the proceedings in federal courts.

This opinion may be relied upon by you solely with respect to the matters specifically set forth herein, and, without the prior written consent of Union Pacific Corporation, may not be furnished in any manner to, or relied upon by, any other person or entity for any purpose.

Very truly yours,

J. Clare Williams

EXHIBIT D

[FORM OF OPINION OF SPECIAL

NEW YORK COUNSEL TO THE ADMINISTRATIVE AGENT]

March 23, 2005

To each of the Banks party to the

$1,000,000,000 5-Year Revolving

Credit Agreement dated as of

March 23, 2005 among Union

Pacific Corporation, said Banks,

and JPMorgan Chase Bank, N.A., as

Administrative Agent for said Banks;

To JPMorgan Chase Bank, N.A.,

as Administrative Agent

Re:	Union Pacific Corporation

Ladies and Gentlemen:

We have acted as special New York counsel to JPMorgan Chase Bank, N.A., as Administrative Agent (as hereinafter defined), in connection with the 5-Year Revolving Credit Agreement dated as of March 23, 2005 (the “Credit Agreement”) among Union Pacific Corporation (the “Borrower”), the banks named therein (the “Banks”) and JPMorgan Chase Bank, N.A., as administrative agent for the Banks (in such capacity, the “Administrative Agent”), providing for loans to be made by the Banks to the Borrower in an aggregate principal amount not exceeding $1,000,000,000. Terms defined in the Credit Agreement have the same respective defined meanings when used herein. This opinion letter is being delivered pursuant to Section 3.01(d) of the Credit Agreement.

In rendering the opinion expressed below, we have examined an executed counterpart of the Credit Agreement. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Agreement.

In rendering the opinion expressed below, we have also assumed that:

(i)	the Credit Agreement has been duly authorized, executed and delivered by, and (except to the extent set forth in the opinion below as to the Borrower) constitutes a legal, valid, binding and enforceable obligation of, all of the parties thereto;

(ii)	all signatories to the Credit Agreement have been duly authorized; and

(iii)	all of the parties to the Credit Agreement are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform the Credit Agreement.

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that the Credit Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally, and except as the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

The foregoing opinion is also subject to the following comments and qualifications:

(A) The enforceability of Section 8.12 of the Credit Agreement may be limited by laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

(B) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

(C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New York) that limit the interest, fees or other charges such Bank may impose for the loan or use of money or other credit, (ii) the last sentence of Section 2.16 of the Credit Agreement, (iii) the first sentence of Section 8.09 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement, or (iv) the waiver of inconvenient forum set forth in Section 8.09 of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York.

The foregoing opinion is limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the law of any other jurisdiction.

At the request of our client, this opinion letter is, pursuant to Section 3.01(d) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to the Administrative Agent and may not be relied upon by any other Person or for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

Very truly yours,